Filed pursuant to Rule 424(b)(2)
Registration Nos. 333-172554 and 333-172554-01
PRODUCT SUPPLEMENT NO. EA-03-01
(To the prospectus supplement dated May 12, 2011 and the prospectus dated May 12, 2011)
Citigroup Funding Inc.
Medium-Term Notes, Series D
Notes Linked to an Equity Index or Shares of an ETF or a Company
Any Payments Due From Citigroup Funding Inc. Fully and Unconditionally Guaranteed by Citigroup Inc.
This product supplement sets forth terms that will apply generally to notes that we may offer from time to time using this product supplement. The specific terms of a particular issuance of notes will be set forth in a pricing supplement that we will deliver in connection with that issuance. For notes linked to an equity index or shares of an exchange-traded fund (an “ETF”), a separate underlying supplement or the applicable pricing supplement will describe the applicable index or ETF. If the terms specified in any pricing supplement are inconsistent with the terms specified in this product supplement, in any applicable underlying supplement or in the accompanying prospectus supplement or prospectus, the terms specified in the applicable pricing supplement will control. We refer to all notes offered under this product supplement as the “notes.”
•	Linked to Underlying Asset(s). One or more potential payments on the notes, other than principal, will depend on the performance of:
▪ an equity index;
▪ shares of an ETF;
▪ shares (including American depositary shares) of a company; or
▪ two or more of the foregoing, in the form of a basket or otherwise, as specified in the applicable pricing supplement. We refer to any index or shares to which any potential payment on the notes is linked as an “underlying asset.”
•
Payment at Maturity.  The notes provide for the repayment of the stated principal amount at maturity, regardless of the performance of the underlying asset(s). If so specified in the applicable pricing supplement, the notes offer the possibility of an additional payment at maturity based on the performance of the underlying asset(s).

•
Coupon.  The notes will not pay a coupon unless the applicable pricing supplement specifically provides otherwise. If the applicable pricing supplement provides that the notes pay a coupon, the coupon rate may be fixed or it may vary depending on the performance of the underlying asset(s) or otherwise, as specified in the applicable pricing supplement.

•
No Guaranteed Return on Your Investment. The notes do not guarantee any positive return on your investment, unless otherwise specified in the applicable pricing supplement. Any potential payment on the notes that depends on the performance of the underlying asset(s) may be zero, unless otherwise specified in the applicable pricing supplement. In that event, you will only receive the stated principal amount at maturity of the notes and will not be compensated for the time value of money.

•
Credit Risk. The notes are unsecured senior debt securities of Citigroup Funding Inc. All payments due on the notes are fully and unconditionally guaranteed by Citigroup Inc., the parent company of Citigroup Funding Inc. Accordingly, all payments on the notes are subject to the credit risk of Citigroup Inc. If Citigroup Funding Inc. and Citigroup Inc. default on their obligations, you may not receive any payment owed to you under the notes, including the repayment of principal at maturity.

•
No Listing. The notes will not be listed on any securities exchange, unless otherwise specified in the applicable pricing supplement. Accordingly, unless otherwise specified, the notes may have limited or no liquidity, and you should not invest in the notes unless you are willing to hold them until maturity. You are entitled to the repayment of the stated principal amount (and any other amount that may be payable at maturity) only if you hold the notes at maturity.

•
Not Equivalent to Investing in the Underlying Asset(s). Investing in the notes is not equivalent to investing directly in the underlying asset(s). You will not be entitled to receive any dividends with respect to the underlying asset(s) or, if an underlying asset is an index or ETF, any shares included in or held by such index or ETF. Furthermore, the notes may have terms that cause the return on the notes to be less favorable than the return of investing directly in the underlying asset(s).

•	Tax Consequences. For important information regarding certain tax consequences of investing in the notes, see “United States Federal Tax Considerations” beginning on page EA-37.
You should carefully review the specific terms of the notes described in the applicable pricing supplement together with the information contained in this product supplement, any applicable underlying supplement and the accompanying prospectus supplement and prospectus before investing in the notes.
Investing in the notes is subject to risks not associated with an investment in conventional debt securities. See “Risk Factors Relating to the Notes” beginning on page EA-6.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this product supplement, any applicable underlying supplement, the accompanying prospectus supplement and prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The notes are not deposits or savings accounts but are unsecured debt obligations of Citigroup Funding Inc. The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency or instrumentality.
Investment Products	Not FDIC Insured	May Lose Value	No Bank Guarantee
Citi
September 14, 2012

We are responsible for the information contained or incorporated by reference in this product supplement, any applicable underlying supplement, the accompanying prospectus supplement and prospectus and any applicable pricing supplement. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. You should not assume that the information contained or incorporated by reference in this product supplement, any applicable underlying supplement, the accompanying prospectus supplement and prospectus or any applicable pricing supplement is accurate as of any date other than the date on the front of such document. We are not making an offer of these notes in any state where the offer is not permitted.

TABLE OF CONTENTS

Page
Product Supplement No. EA-03-01

About this Product Supplement	EA-4
Summary Payment Terms	EA-5
Risk Factors Relating to the Notes	EA-6
Description of the Notes	EA-18
General	EA-18
Certain Additional Terms for Notes Linked to an Index	EA-19
Determining the Closing Level	EA-19
Consequences of a Market Disruption Event; Postponement of a Valuation Date	EA-19
Discontinuance or Material Modification of an Index	EA-21
Index-Linked Notes With an Observation Period	EA-22
Certain Additional Terms for Notes Linked to ETF Shares or Company Shares	EA-23
Determining the Closing Price	EA-23
Consequences of a Market Disruption Event; Postponement of a Valuation Date	EA-23
Dilution and Reorganization Adjustments	EA-25
Delisting, Liquidation or Termination of an ETF	EA-31
Delisting of Company Shares	EA-32
Share-Linked Notes With an Observation Period	EA-34
Coupon	EA-35
Automatic Call	EA-35
Call Right	EA-35
No Redemption at the Option of the Holder; Defeasance	EA-36
Events of Default and Acceleration	EA-36
Paying Agent, Trustee and CUSIP	EA-36
United States Federal Tax Considerations	EA-37
Plan of Distribution; Conflicts of Interest	EA-42
Benefit Plan Investor Considerations	EA-45

Prospectus Supplement

Risk Factors	S-3
Important Currency Information	S-7
Description of the Notes	S-8
Certain United States Federal Income Tax Considerations	S-34
Plan of Distribution; Conflicts of Interest	S-41
Validity of the Notes	S-42
ERISA Matters	S-42

Prospectus

Prospectus Summary	1
Forward-Looking Statements	8
Citigroup Inc.	8
Use of Proceeds and Hedging	10
European Monetary Union	10
Description of Debt Securities	10
Description of Debt Security and Index Warrant Units	25
Plan of Distribution; Conflicts of Interest	25
ERISA Matters	28
Legal Matters	28
Experts	28

ABOUT THIS PRODUCT SUPPLEMENT

The pricing supplement for a particular issuance of notes will describe certain specific terms of those notes, but will not describe all of the material terms of those notes or contain all of the other material disclosures that you should consider before investing in those notes. The material terms of the notes and other material disclosures that are not contained in the applicable pricing supplement are set forth in this product supplement and, to the extent not set forth in this product supplement, in the accompanying prospectus supplement and prospectus. In addition, for notes linked to an equity index or shares of an exchange-traded fund (an “ETF”), a description of the index or ETF and certain risk factors relating thereto will be contained in a separate underlying supplement, unless provided in the applicable pricing supplement. Accordingly, it is important that you read the applicable pricing supplement together with this product supplement, any applicable underlying supplement and the accompanying prospectus supplement and prospectus before investing in the notes.

You may find the prospectus supplement and prospectus here:

http://www.sec.gov/Archives/edgar/data/831001/000095012311049309/y91273b2e424b2.htm

In this product supplement, the terms “Citigroup Funding,” “we,” “us” and “our” refer to Citigroup Funding Inc., unless the context requires otherwise.

SUMMARY PAYMENT TERMS

One or more potential payments on the notes, other than principal, will depend on the performance of:

•	an equity index (an “index”);

•	shares of an exchange-traded fund (“ETF shares”);

•	shares (including American depositary shares (“ADSs”)) of a company (“company shares” and, together with ETF shares, “shares”); or

•	two or more of the foregoing, in the form of a basket or otherwise,

as specified in the applicable pricing supplement. We refer to any index or shares to which any potential payment on the notes is linked as an “underlying asset.”

The notes provide for the repayment of the stated principal amount at maturity, regardless of the performance of the underlying asset(s). If so specified in the applicable pricing supplement, the notes offer the possibility of an additional payment at maturity (other than any coupon payment, if specified in the applicable pricing supplement) based on the performance of the underlying asset(s) (such additional payment, the “note return amount”).

The notes will not pay a coupon unless the applicable pricing supplement specifically provides otherwise. If the applicable pricing supplement provides that the notes pay a coupon, the coupon rate may be fixed or it may vary depending on the performance of the underlying asset(s) or otherwise, as specified in the applicable pricing supplement.

  Any potential payment on the notes that depends on the performance of the underlying asset(s) may be positive, or it may be zero, depending on the specific terms of the notes. You should carefully read the applicable pricing supplement to understand the payment terms of the notes and the circumstances in which you may not receive any return on your investment in the notes. The specific terms of the notes will be determined on the date we price the notes for initial sale to the public, which we refer to as the “pricing date.”

In addition to the risks associated with the performance of the underlying asset(s), all payments due on the Notes are subject to the credit risk of Citigroup Inc. If we and Citigroup Inc. default on our obligations under the Notes, you may not receive any payment owed to you, including the repayment of the stated principal amount of your Notes at maturity.

Any potential payment on the notes that depends on the performance of the underlying asset(s) will be based on the closing level (in the case of an index) or closing price (in the case of shares) of the underlying asset(s) on one or more dates specified in the applicable pricing supplement (each, a “valuation date”), subject to the specific terms set forth in the applicable pricing supplement.

Before deciding whether to invest in the notes, you should carefully read and understand the sections “Risk Factors Relating to the Notes” and “Description of the Notes” in this product supplement as well as the particular terms and risk factors described in the applicable pricing supplement.

Certain events may happen that could affect any potential payment on the notes that depends on the performance of the underlying asset(s), such as the occurrence of market disruption events or other events affecting the underlying asset(s), or (in the case of a delisting of shares) could give us the right to call the notes prior to maturity. Those events are described in this product supplement under “Description of the Notes” and will not be repeated in the applicable pricing supplement. As a result, you should carefully review and understand the section “Description of the Notes” in this product supplement.

RISK FACTORS RELATING TO THE NOTES

An investment in the notes is significantly riskier than an investment in conventional debt securities. The notes are subject to all of the risks associated with an investment in our conventional debt securities, including the risk that we may default on our obligations under the notes, and are also subject to risks associated with the relevant underlying asset(s) because your return on the notes will depend on the performance of the relevant underlying asset(s).

The risk factors below describe certain significant risks associated with an investment in the notes. You should read these risk factors together with the risk factors included in the applicable pricing supplement, which will describe more specifically those risks associated with the terms of the particular issuance of notes. You should also read these risk factors together with the risk factors included in the documents incorporated by reference into the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally. In addition, if the notes are linked to an index or ETF, you should also read the relevant portions of any applicable underlying supplement, which may describe certain risks specific to that index or ETF.

Risk Factors Relating to All Notes

You may not receive any return on your investment in the notes, in which case you will suffer a loss on your investment in real value terms.

Your return on the notes, if any, will depend on the performance of the underlying asset(s). If the underlying asset(s) do not perform favorably (which will depend on the specific terms of the notes set forth in the applicable pricing supplement), you may not receive any return on your investment in the notes. Although the notes provide for the repayment of the stated principal amount at maturity regardless of the performance of the underlying asset(s), you may nevertheless suffer a loss on your investment in the notes, in real value terms, if you do not receive a positive return on the notes. This is because inflation may cause the real value of the stated principal amount to be less at maturity than it is at the time you invest, and because an investment in the notes represents a forgone opportunity to invest in an alternative asset that does generate a positive return. The potential loss in real value terms will be greater the longer the term of the notes.

Even if you do receive a positive return on your investment in the notes, there can be no assurance that your total return at maturity on the notes will compensate you for the effects of inflation or be as great as the return you could have achieved on a conventional debt security of Citigroup Funding Inc. (guaranteed by Citigroup Inc.) of comparable maturity. You should carefully consider whether an investment that may not provide for any return on your investment, or may provide a return that is lower than the return on conventional debt securities, is appropriate for you.

The notes will not pay any coupon unless otherwise specified in the applicable pricing supplement.

Unless the applicable pricing supplement specifies that the notes will pay a coupon, the notes will not pay any interest or provide for any other payments prior to maturity. Accordingly, unless the applicable pricing supplement specifically provides for a coupon payment, you should not invest in the notes if you seek current income during the term of the notes.

If the notes provide for a coupon that depends on the performance of the underlying asset(s), the coupon payment may be zero on one or more coupon payment dates.

If the applicable pricing supplement provides for a coupon payment but the amount of such payment varies depending on the performance of the underlying asset(s) or otherwise, you may not receive any payment on one or more (or any) coupon payment dates during the term of the notes. You should not invest in notes with such terms if you seek certainty of receiving current income during the term of the notes, or if you are not prepared to incur a loss on your investment in real value terms.

If a maximum return applies to the notes, your return on the notes will be limited.

If applicable, the maximum return will be a percentage of the stated principal amount of the notes that will be determined on the pricing date and set forth in the applicable pricing supplement. Your total return at maturity on notes with a maximum return will be limited to the specified maximum return (excluding any coupon payments, if applicable), even if the return on a direct investment in the underlying asset(s) would have been significantly greater. You should not invest in notes that have a maximum return if you seek to participate fully in the performance of the relevant underlying asset(s).

The notes are subject to the credit risk of Citigroup Inc.

You are subject to the credit risk of Citigroup Inc., and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the value of the notes. The notes are not guaranteed by any entity other than Citigroup Inc. If we default on our obligations and Citigroup Inc. defaults on its guarantee obligations under the notes, your investment will be at risk and you could lose some or all of your investment. As a result, the value of the notes prior to maturity will be affected by changes in the market’s view of Citigroup Inc.’s creditworthiness. Any decline, or anticipated decline, in Citigroup Inc.’s credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking Citigroup Inc. credit risk is likely to adversely affect the value of the notes.

Sale of the notes prior to maturity may result in a loss of principal.

You will be entitled to receive at least the full stated principal amount of your notes, subject to the credit risk of Citigroup Inc., only if you hold the notes to maturity. The value of the notes may fluctuate during the term of the notes, and if you are able to sell your notes prior to maturity, you may receive less than the full stated principal amount of your notes.

The notes will not be listed on a securities exchange and you may not be able to sell your notes prior to maturity.

Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on a securities exchange. Accordingly, the notes may have limited or no liquidity, and you should not invest in the notes unless you are willing to hold them to maturity.

Citigroup Global Markets Inc. (“Citigroup Global Markets”) or, if applicable, any other entity named as underwriter or agent in the applicable pricing supplement may, but is not obligated to, make a market in the notes.  If Citigroup Global Markets or such other underwriter or agent does make a market in the notes, it may discontinue doing so at any time.  Because we do not expect that other broker-dealers will participate significantly in any secondary market for the notes, the price at which you may be able to sell your notes prior to maturity is likely to depend on the price, if any, at which Citigroup Global Markets or such other underwriter or agent is willing to transact.  If at any time Citigroup Global Markets or such other underwriter or agent were not to make a market in the notes, it is likely that there would be no secondary market at all for the notes.  The price, if any, at which Citigroup Global Markets, such other underwriter or agent or any other buyer may be willing to purchase your notes in any secondary market that may develop may be significantly less than the stated principal amount; therefore, any sale of the notes prior to maturity may result in a substantial loss.  As a result, you should be prepared to hold your notes to maturity.

The inclusion of underwriting fees and projected profit from hedging in the issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which Citigroup Global Markets may be willing to purchase the notes in secondary market transactions will likely be lower than the issue price because the issue price of the notes will include, and secondary market prices are likely to exclude, underwriting fees paid with respect to the notes, as well as the cost of hedging our obligations under the notes. The cost of hedging includes the projected profit that our affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. Any secondary market price for the notes is also likely to be reduced by the costs of unwinding the related hedging transactions at the time of the secondary market transaction. Our affiliates may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the notes or in any secondary market transaction. Any secondary market prices may differ from values determined by pricing models used by Citigroup Global Markets as a result of dealer discounts, mark-ups or other transaction costs.

The value of your notes prior to maturity will fluctuate based on many unpredictable factors.

The value of your notes prior to maturity will fluctuate based on the level or price of the underlying asset(s) and a number of other factors, including those described below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of one or more other factors. The paragraphs below describe what we expect to be the impact on the value of the notes of a change in a specific factor, assuming all other conditions remain constant. You should understand that the value of your notes at any time prior to maturity may be significantly less than the stated principal amount.

Level or Price of Underlying Asset(s). We expect that the value of the notes at any time will depend substantially on the level or price of the underlying asset(s) at that time. If the level or price of the underlying asset(s) declines following the pricing date, the value of your notes, if any, will also likely decline, perhaps significantly. Even at a time when the level or price of the underlying asset(s) exceeds its level or price on the pricing date, the value of your notes may nevertheless be significantly less than the stated principal amount of your notes because of expectations that the level or price will continue to fluctuate over the term of the notes, among other reasons.

The level of any index and the price of any ETF shares to which the notes may be linked will be influenced by the value and volatility of the stocks that constitute the index or that are held by the applicable ETF, as well as by complex and interrelated political, economic, financial and other factors that affect the capital markets generally. The price of any other shares to which the notes may be linked will be influenced by the results of operations of the applicable company, as well as by the same general market factors. Hedging by us or our counterparties (which may include our affiliates), the issuance of other securities similar to the notes and other trading activities by our affiliates may also affect such levels or prices, which could negatively affect the value of the notes.

Volatility of the Underlying Asset(s). Volatility refers to the magnitude and frequency of changes in level or price over any given period. Any change in the expected volatility of the underlying asset(s) may adversely affect the value of the notes.

Changes in Correlation.  For notes linked to a basket of underlying assets, if the correlation (the extent to which the values of those underlying assets increase or decrease to the same degree at the same time) among those underlying assets changes, the value of the notes may decrease.

Dividend Yield. If the dividend yield on the stocks included in an index or held by an ETF or on any shares to which the notes are linked increases, we expect that the value of the notes may decrease. You will not be entitled to receive any dividends paid on the stocks included in an index or held by an ETF or on any shares to which the notes are linked during the term of the notes, and your payment at maturity will not reflect the value of such dividend payments except to the extent such dividends reduce the level or price of the underlying asset(s).

Interest Rates. We expect that the value of the notes will be affected by changes in U.S. interest rates. In general, if U.S. interest rates increase, the value of the notes may decrease.

Time Remaining to Maturity. At any given time, a portion of the value of the notes will be attributable to time value, which is based on the amount of time then remaining to maturity. You should understand that the value of the notes may be adversely affected solely as a result of the passage of time.

Credit Ratings, Financial Condition and Results of Operations of Citigroup Inc. Actual or anticipated changes in the credit ratings, financial condition or results of operations of Citigroup Inc. may affect the value of the notes. The notes are subject to the credit risk of Citigroup Inc., the guarantor of any payments due on the notes.

It is important for you to understand that the impact of one of the factors discussed above may offset, or magnify, some or all of any change in the value of the notes attributable to one or more of the other factors.

You will not receive any dividends paid with respect to the underlying asset(s).

As an investor in the notes, you will not receive any dividends paid on any shares, or on any shares included in or held by any index or ETF, to which the notes may be linked. Further, as one or more payments on the notes will be based on the level or price of the applicable underlying asset(s) on a particular date, such payments will not reflect the value of any dividends paid over the term of the notes except to the extent dividends reduce the level or price of the underlying asset(s). Over the term of the notes, this forgone dividend yield may cause an investment in the notes to significantly underperform a direct investment in the applicable underlying asset. You should not invest in the notes unless you are willing to forgo dividends in respect of the relevant underlying asset.

Our offering of the notes does not constitute a recommendation of the underlying asset(s).

You should not take our offering of the notes as an expression of our views about how any index or shares to which your notes may be linked will perform in the future or as a recommendation to invest in the underlying asset(s), including through an investment in the notes. As we are part of a global financial institution, our affiliates may, and often do, have positions (including short positions) that conflict with an investment in the notes, including positions in shares included in or held by any index or ETF to which your notes may be linked or positions in any shares to which your notes may be linked. You should undertake an independent determination of whether an investment in the notes is suitable for you in light of your specific investment objectives and financial resources.

Our affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in the notes and may do so in the future, and any such research, opinions or recommendations could adversely affect the level or price of the underlying asset(s).

Citigroup Global Markets and other of our affiliates may publish research from time to time relating to the financial markets or any index or shares (or any shares included in or held by any index or ETF) to which the notes may be linked. Any research, opinions or recommendations provided by Citigroup Global Markets may influence the level or price of any such index or shares and the value of the notes, and they may be inconsistent with purchasing or holding the notes. Citigroup Global Markets and other of our affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the notes. Any research, opinions or recommendations expressed by such affiliates of ours may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the underlying asset(s) and the merits of investing in the notes.

The level or price of the underlying asset(s) may be affected by our or our affiliates’ hedging and other trading activities.

In anticipation of the sale of any issuance of the notes, we expect to hedge our obligations under the notes through certain affiliated or unaffiliated counterparties, who may take positions directly in the underlying asset(s) or in shares or other instruments that may affect the level or price of the underlying asset(s). For example, for notes linked to an index, our counterparties may take positions directly in the shares included in the index, and for notes linked to shares, our counterparties may take positions directly in the shares or, in the case of an ETF, in the shares held by the ETF. We or our counterparties may also adjust this hedge during the term of the notes and close out or unwind this hedge on or before any valuation date, which may involve, among other things, our counterparties purchasing or selling such shares or other instruments. This hedging activity on or prior to the pricing date could potentially affect the level or price of the underlying asset(s) on the pricing date and, accordingly, potentially increase any initial level or price established on the pricing date, which may adversely affect your return on the notes. Additionally, this hedging activity during the term of the notes, including on or near any valuation date, could negatively affect the level or price of the underlying asset(s) on that valuation date and, therefore, adversely affect any payment owed to you under the notes that depends on the performance of the underlying asset(s). This hedging activity may present a conflict of interest between your interests as a holder of the notes and the interests we and/or our counterparties, which may be our affiliates, have in executing, maintaining and adjusting hedging transactions. These hedging activities could also affect the price, if any, at which Citigroup Global Markets may be willing to purchase your notes in a secondary market transaction.

Citigroup Global Markets and other of our affiliates may also trade the underlying asset(s) and/or shares or other instruments that may affect the level or price of the underlying asset(s) on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers. As with our or our affiliates’ hedging activity, this trading activity could affect the level or price of the underlying asset(s) on any valuation date and, therefore, adversely affect the performance of the notes.

It is possible that these hedging or trading activities could result in substantial returns for our affiliates while the value of the notes declines.

We and our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our affiliates’ business activities.

Our affiliates may currently or from time to time engage in business with the issuer of any shares to which the notes may be linked or that are included in or held by any index or ETF to which the notes may be linked (each, a “relevant issuer”). These activities may include extending loans to, making equity investments in or providing advisory services to a relevant issuer, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about a relevant issuer and we will not disclose any such information to you. Any prospective purchaser of the notes should undertake an independent investigation of any relevant issuer as in its judgment is appropriate to make an informed decision with respect to an investment in the notes. We do not make any representation or warranty to any purchaser of the notes with respect to any matters whatsoever relating to our affiliates’ business with any relevant issuer.

If any of our affiliates is or becomes a creditor of a relevant issuer or otherwise enters into any transaction with a relevant issuer in the course of its business, such affiliate may exercise remedies against that issuer without regard to the impact on your interests as a holder of the notes.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for issuances of other securities or financial instruments with returns linked or related to changes in the level or price of the underlying asset(s). To the extent that we or one of our affiliates does so, our or their interests with respect to these products may be adverse to those of the holders of the notes. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

In the case of notes linked to an index or ETF that is composed primarily of securities issued by non-U.S. companies or to ADSs, our affiliates may currently or from time to time engage in trading activities related to the currency in which the equity securities underlying any such index or ETF or the ordinary shares represented by the ADSs trade. These trading activities could potentially affect the exchange rate with respect to that currency and, if currency exchange rate calculations are involved in the calculation of the level or price of the index, ETF or ADSs, as applicable, could affect the value of the notes.

Investing in the notes is not equivalent to investing in the underlying asset(s).

Investing in the notes is not equivalent to investing in any index or shares to which the notes may be linked. In addition to forgoing dividends, investors in the notes will not have voting rights with respect to any shares, or any shares included in or held by any index or ETF, to which the notes may be linked. Moreover, the notes may be subject to a maximum return or other feature that may limit the extent to which an investor in the notes may participate in the performance of the underlying asset(s).

The historical performance of the underlying asset(s) is not an indication of its future performance.

The historical performance of any index or shares to which the notes may be linked, which will be included in the applicable pricing supplement, should not be taken as an indication of the future performance of that index or those shares during the term of the notes. Changes in the level or price of the underlying asset(s) will affect one or more payments made under, and the value of, the notes, but it is impossible to predict whether the level or price of the underlying asset(s) will rise or fall.

The calculation agent, which is an affiliate of ours, will make important determinations with respect to the notes.

As calculation agent, Citigroup Global Markets, our affiliate, will determine, among other things, any level or price required to be determined under the notes and the amount of any payment owed to you under the terms of the notes that depends on the performance of the underlying asset(s). In addition, if certain events occur, Citigroup Global Markets will be required to make certain discretionary judgments that could significantly affect one or more payments owed to you under the notes. In making these judgments, Citigroup Global Markets’ interests as an affiliate of ours could be adverse to your interests as a holder of the notes. Such judgments could include, among other things:

•	determining whether a market disruption event has occurred;

•	if a market disruption event has occurred on any valuation date, determining whether to postpone that valuation date;

•	determining the level or price of an index or shares to which your notes may be linked if the relevant level or price is not otherwise available or a market disruption event has occurred;

•
if the notes are linked to an index, selecting a successor index or performing an alternative calculation of the level of the index if the index is discontinued or materially modified (see “Description of the Notes—Certain Additional Terms for Notes Linked to an Index—Discontinuance or Material Modification of an Index”);

•
if the notes are linked to ETF shares or company shares, determining the appropriate adjustments to be made to the terms of the notes upon the occurrence of an event described under “Description of the Notes—Certain Additional Terms for Notes Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments”;

•
if the notes are linked to ETF shares, selecting successor ETF shares or performing an alternative calculation of the price of the ETF shares if the shares are delisted or the ETF is liquidated or otherwise terminated (see “Description of the Notes—Certain Additional Terms for Notes Linked to ETF Shares or Company Shares—Delisting, Liquidation or Termination of an ETF”); and

•
if the notes are linked to company shares and if the shares are delisted and we do not exercise our call right, determining whether to select successor company shares and, if so, which shares to select as successor company shares (see “Description of the Notes—Certain Additional Terms for Notes Linked to ETF Shares or Company Shares—Delisting of Company Shares”).

Any of these determinations made by Citigroup Global Markets, in its capacity as calculation agent, may adversely affect any payment owed to you under the notes that depends on the performance of the underlying asset(s).

Any payment on the notes may be based on the level or price of the underlying asset(s) on a single day.

The applicable pricing supplement may specify that the note return amount, or any other amount that may become due under the notes, is based on the level or price of the underlying asset(s) on a single valuation date. In such case, you are subject to the risk that the relevant level or price may be lower, and possibly significantly lower, on the relevant valuation date than on one or more other dates during the term of the notes, including other dates near the relevant valuation date. If you had invested directly in the applicable underlying asset(s), or in another instrument linked to the underlying asset that you could liquidate for full value at a time selected by you, you might have achieved better returns.

Notes with an averaging feature may significantly underperform the underlying asset(s).

If specified in the applicable pricing supplement, the note return amount will be calculated based on the average closing level or average closing price of the underlying asset(s) on specified valuation dates occurring throughout the term of the notes. This measure of the performance of the underlying asset(s) may be less favorable than the performance of the underlying asset(s) from the pricing date to the final valuation date. In particular, you should understand that if the closing level or closing price of the underlying asset(s) is greater at or near maturity than it was, on average, on the periodic valuation dates, the notes will underperform the actual return on the underlying asset(s) (unless the closing level or closing price of the underlying asset(s) is lower at or near maturity than it was on the pricing date). Accordingly, if the closing level or closing price of the underlying asset(s) increases at a more or less steady rate over the term of the notes, the notes will underperform the actual return on the underlying asset(s). This underperformance will be especially significant if there is a significant increase in the closing level or closing price of the underlying asset(s) during the latter portion of the term of the notes. In addition, it is possible that you will not receive any positive note return amount even if the closing level or closing price of the underlying asset(s) at or near maturity is significantly greater than it was on the pricing date. One scenario in which this may occur is when the closing level or closing price of the underlying asset(s) declines early in the term of the notes, remains below its initial level or price for a significant period of time and then increases significantly later in the term of the notes.

Notes that measure the performance of the underlying asset(s) based on the sum of capped periodic returns may significantly underperform the underlying asset(s).

If specified in the applicable pricing supplement, the note return amount will be calculated based on the sum of the percentage changes in the closing level or closing price of the underlying asset(s) from one valuation date to the next, where valuation dates occur at specified intervals over the term of the notes, subject to a cap on the percentage change for any single period. Under certain scenarios (such as steady appreciation in the underlying asset(s) over the term of the notes) and even without giving effect to the cap, the performance of the underlying asset(s) measured in this way may be significantly less than the percentage change in the closing level or closing price of the underlying asset(s) from the pricing date to the final valuation date, in which case the notes will significantly underperform the underlying asset(s) over their term. To illustrate this point using a simplified example, assume that there were only two valuation periods and that the closing level or closing price of the underlying asset(s) increases during the first valuation period from 1,000 to 1,040 and during the second valuation period from 1,040 to 1,080. In this scenario, the underlying asset(s) will have appreciated by a total of 8% from the beginning of the two valuation periods to the end, but the sum of the percentage increases for the two valuation periods would only be 7.8% (4% for the first valuation period plus 3.8% for the second valuation period). This effect will be magnified over the term of the notes, as it will be applied across multiple valuation periods, depending on the specific terms of the notes.

The cap on the percentage change for any single valuation period may also cause the notes to underperform the underlying asset(s). That cap may be significantly less on an absolute value basis than any limitation that may apply to any negative percentage changes over a single valuation period. This means that negative percentage changes may potentially have a more significant effect on the measurement of the performance of the underlying asset(s) than positive percentage changes. As a result, in certain scenarios, even if the sum of the actual positive percentage changes over each of the valuation periods is approximately equal to, or even significantly greater (on an absolute value basis) than, the sum of the actual negative percentage changes, the performance of the underlying asset(s) as so measured may nevertheless be zero or negative. To take a simplified example, assume that there are only two valuation periods and that the maximum percentage change is 7% and the minimum percentage change is −25%. If the percentage change is −10% for one valuation period and 15% for the next valuation period, the performance of the index would be measured to be −3% (−10% plus 7%), even though the sum of the actual percentage changes is 5%. In general, the more volatile the underlying asset(s), the more pronounced the negative effects of the disparity between the minimum and maximum percentage change may be.

Notes with a knock-in, knock-out or similar feature are subject to particular risks.

If the applicable pricing supplement so provides, one or more payments on the notes may be adversely affected if a specified event occurs, which may be described as a knock-in event, a knock-out event, a fixing event or by another term. Any such event may occur if the closing level, intra-day level, closing price or trading price of the underlying asset is less than, less than or equal to, greater than or greater than or equal to a specified value during a specified observation period, as specified in the applicable pricing supplement. Any such event may occur even if only as a result of a temporary drop or spike in the level or price of the underlying asset that is quickly reversed. For such notes, you should carefully read the applicable pricing supplement to understand when the applicable event will occur and what the consequences of that event are on any amount owed to you under the notes. Notes that are subject to any such event may not perform as well as notes that are not subject to such an event.

Notes with an upside knock-out feature are subject to particular risks.

The applicable pricing supplement may specify that investors in the notes will participate in the performance of the underlying asset(s) up to a particular point, but if the performance exceeds that point, investors in the notes will either receive no positive return or a fixed positive return at maturity that may be lower than the return you could have achieved on a conventional debt security of Citigroup Funding Inc. (guaranteed by Citigroup Inc.) of comparable maturity. The applicable pricing supplement may specify that the notes will “knock-out,” or cease to participate in the performance of the underlying asset(s), if the performance exceeds the specified point on one specified day, or on any day during an observation period. If the notes have such an upside knock-out feature, there is a heightened risk that you will receive no return on your investment in the notes, or a fixed return (as the applicable pricing supplement may specify) that may be lower than the return you could have achieved on a conventional debt security of Citigroup Funding Inc. (guaranteed by Citigroup Inc.) of comparable maturity. Any such upside knock-out feature will effectively limit the potential return on the notes and may result in the notes significantly underperforming the underlying asset(s).

Notes that are subject to an automatic call feature or to our call right are subject to particular risks.

If the applicable pricing supplement specifies that an automatic call feature applies to the notes or that we have the right to call the notes on one or more call dates, your notes will be subject to particular risks. If the notes are called, either pursuant the automatic call feature or our call right, and the applicable pricing supplement specifies that the notes will pay a coupon, you will not receive any remaining coupon payments to which you would otherwise be entitled over the term of the notes. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk. If an automatic call feature applies to the notes, it is likely that it will automatically provide for redemption at a time that is advantageous to us. If we have the right to call the notes, we will do so at a time that is advantageous to us and without regard to your interests.

The initial level or price of the underlying asset(s) applicable to the notes may be determined after the notes are issued.

If the applicable pricing supplement so specifies, the initial level or price of the underlying asset(s) may be determined based on the arithmetic average of the closing levels or closing prices of the underlying asset(s) on one or more dates on or after the pricing date and possibly the issue date of the notes. As a result, the initial level or price of the underlying asset(s) may not be determined, and you may therefore not know the initial level or price of the underlying asset(s), until after the pricing date and possibly the issue date. Any change to the initial level or price of the underlying asset(s) as a result of changes in the level or price of the underlying asset(s) after the pricing date or the issue date may adversely affect your return on the notes.

We have no affiliation with the publisher of any index or the issuer of any shares to which the notes may be linked and are not responsible for its public disclosures.

Unless otherwise specified in the applicable pricing supplement, we are not affiliated with the publisher of any index or the issuer of any shares to which the notes may be linked, and no such publisher or issuer will be involved in any of our offerings of the notes in any way. Consequently, we have no control over the actions of any such publisher or issuer, including any actions that could adversely affect the level or price of such index or shares. No such publisher or issuer has any obligation to consider your interests as an investor in the notes in taking any such actions. None of the money you pay for the notes will go to any such publisher or issuer.

In addition, unless otherwise specified in the applicable pricing supplement, because we are not affiliated with the publisher of any index or the issuer of any shares to which the notes may be linked, we do not assume any responsibility for the accuracy or adequacy of any information about any such index or shares contained in the public disclosures of any such publisher or issuer. We have made no “due diligence” or other investigation into any such publisher or issuer. As an investor in the notes, you should make your own investigation into each applicable index or shares.

The notes will not be adjusted for all events that could affect the price of any shares to which the notes are linked.

For notes linked to shares, certain events may occur during the term of the notes that have a dilutive effect on the value of the shares or otherwise adversely affect the market price of the shares. The calculation agent will make certain adjustments for some of these events, as described under “Description of the Notes—Certain Additional Terms for Notes Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments.”  However, an adjustment will not be made for all events that could have a dilutive or adverse effect on such shares or their market price, such as ordinary dividends, partial tender offers or additional public offerings of shares, and the adjustments that are made may not fully offset the dilutive or adverse effect of the particular event. Accordingly, the occurrence of any event that has a dilutive or adverse effect on any shares to which the notes are linked may adversely affect any payment under the notes that is linked to the performance of the underlying asset(s). Unlike an investor in the notes, a direct holder of the shares may receive an offsetting benefit from any such event that may not be reflected in an adjustment to the terms of the notes; therefore, you may experience dilution or adverse consequences in a circumstance in which a direct holder would not.

Notes linked to shares may become linked to shares of an issuer other than the original issuer.

For notes linked to shares, in connection with certain reorganization events described under “Description of the Notes—Certain Additional Terms for Notes Linked to ETF Shares or Company Shares—Dilution and Reorganization Events” or in the event of the delisting of shares from their exchange, the notes may become linked to shares of an issuer other than the original issuer of such shares. For example, if an issuer of shares to which the notes are linked enters into a merger agreement with another issuer that provides for holders of the original shares to receive shares of the other issuer, the notes will become linked to such other shares upon consummation of the merger. If the shares are delisted (other than in connection with a reorganization event) and we do not exercise our call right, if applicable, the calculation agent will have discretion to select shares of another issuer to be successor shares. In any such case, the price of the shares will be determined by reference to the price of the applicable other shares. You may not wish to have investment exposure to the shares of any other issuer to which the notes may become linked and may not have bought the notes had they been linked to such other shares at the time of your investment.

Notes linked to the least performing of two or more underlying assets are subject to particular risks.

If the applicable pricing supplement so specifies, the notes will be linked to the least performing of two or more underlying assets. The return on such notes, if any, will be based on the performance of the underlying asset that has the worst performance over the term of the notes. Accordingly, you may not receive any return on your investment in the notes if one underlying asset performs poorly, even if the other underlying asset performs well. Such notes are not like notes linked to a basket, where the negative performance of one basket component might be offset to some degree by the positive, or lesser negative, performance of the other basket component. Instead, notes linked to the least performing of two or more underlying assets will reflect the performance of the underlying asset that has the worst performance with no offsetting benefit from the underlying asset that has the better performance.

Additional Risk Factors Relating to Notes Linked to an Index

Adjustments to an index to which the notes may be linked could adversely affect the value of the notes.

The publisher of any index to which the notes may be linked may add, delete or substitute the stocks that constitute the index or make other methodological changes that could affect the level of the index.  Moreover, the index publisher may discontinue or suspend calculation or publication of the index at any time. In this latter case, the calculation agent will have the sole discretion to substitute a successor index as described under “Description of the Notes—Certain Additional Terms for Notes Linked to an Index—Discontinuance or Material Modification of an Index” below, and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

Additional Risk Factors Relating to Notes Linked to Shares of an ETF

The price of ETF shares may not completely track the performance of the index underlying the ETF.

The performance of shares of an ETF may not exactly replicate the performance of the index underlying the ETF because the ETF will reflect transaction costs and fees that are not included in the calculation of that underlying index. It is also possible that the ETF may not hold all of the stocks that constitute that underlying index or may hold notes and/or derivative contracts not included in that underlying index. In certain circumstances, the performance of the ETF shares may diverge significantly from the performance of the underlying index due to the temporary unavailability of certain notes in the secondary market, the performance of any derivative instruments held by the ETF, differences in trading hours between the ETF and the stocks that constitute the underlying index or due to other circumstances.

Shares of an ETF that invests in non-U.S. companies may be subject to currency exchange rate risk.

If the notes are linked to the shares of an ETF that invests in non-U.S. companies, holders of the notes will be exposed to currency exchange rate risk with respect to the currency in which such stocks trade. An investor’s net exposure will depend on the extent to which the non-U.S. currency strengthens or weakens against the U.S. dollar and the relative weight of each stock in the ETF’s portfolio. If, taking into account such weighting, the U.S. dollar strengthens against the non-U.S. currency, the price of the stocks in which an ETF invests will be adversely affected and the value of the notes may decrease.

Shares of an ETF that invests in non-U.S. companies are subject to risks associated with non-U.S. markets.

Investments in notes linked to the price of equity securities of non-U.S. companies involve certain risks. Where the shares of a company in which an ETF invests principally trade on a non-U.S. market, that market may be more volatile than U.S. markets. Also, there is generally less publicly available information about non-U.S. companies than U.S. companies, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. companies.

In addition, share prices of companies located in emerging markets, or whose principal operations are located in emerging markets, are subject to political, economic, financial and social factors that affect emerging markets. These factors, which could negatively affect the value of such notes, include the possibility of changes in local or national economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to such companies or to investments in equity securities of companies located, or whose principal operations are located, in emerging markets. Specifically, political and/or legal developments in emerging markets could include forced divestiture of assets; restrictions on production, imports and exports; war or other international conflicts; civil unrest and local security concerns that threaten the safe operation of company facilities; price controls; tax increases and other retroactive tax claims; expropriation of property; cancellation of contract rights; and environmental regulations. Moreover, the economies of emerging nations may differ unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital investment, resources and self-sufficiency.

Changes made by the investment adviser to an ETF to which the notes may be linked or by the publisher of the index underlying that ETF could adversely affect the value of the notes.

We are not affiliated with the investment adviser to any ETF to which the notes may be linked or with the publisher of the index underlying any such ETF. Accordingly, we have no control over any changes any such investment adviser or publisher may make to such ETF or index. The investment adviser to any ETF to which the notes may be linked or the publisher of an index underlying any such ETF may make changes to such ETF or index, in methodology or otherwise, at any time. Any such changes may adversely affect the performance of the ETF shares and, as a result, the performance of your notes.

Additional Risk Factors Relating to Notes Linked to Shares of a Company

If company shares are delisted, we may call the notes prior to maturity.

In the case of notes linked to company shares, if the shares are delisted from their exchange (other than in connection with a reorganization event) and not then or immediately thereafter listed on a U.S. national securities exchange, we will have the right to call the notes prior to the maturity date. If we exercise this call right, you will receive the amount described below under “Description of the Notes—Delisting of Company Shares.”  This amount may be less, and possibly significantly less, than the total amount you would have received under the notes had you continued to hold your notes to maturity.

Additional Risk Factors Relating to Notes Linked to ADSs

The price of ADSs may not completely track the price of the underlying ordinary shares.

In the case of notes linked to ADSs, you should be aware that the price of the ADSs may not completely track the price of the underlying ordinary shares represented by such ADSs. Active trading volume and efficient pricing for the underlying ordinary shares on the stock exchange(s) on which those ordinary shares principally trade will not necessarily indicate similar characteristics in respect of the ADSs. Factors such as the number of the ordinary shares that are available in ADS form outside the country in which those ordinary shares principally trade may affect the liquidity of the ADSs, which may be less than that of the underlying ordinary shares. In addition, the terms and conditions of the applicable depositary facility may result in less liquidity or a lower market price of the ADSs than for the ordinary shares.

Fluctuations in exchange rates will affect the price of ADSs.

There are significant risks related to an investment in notes that are linked to ADSs that are quoted and traded in U.S. dollars and represent ordinary shares that are quoted and traded in a foreign currency. Such ADSs will trade differently from the ordinary shares they represent as a result of fluctuations in the currency exchange rate between the U.S. dollar and the applicable foreign currency. In recent years, the rates of exchange between the U.S. dollar and some other currencies have been highly volatile and this volatility may continue in the future. These risks generally depend on economic and political events over which we have no control. You should understand that, if the U.S. dollar strengthens relative to the currency in which the applicable ordinary shares trade, the price of the ADSs will likely decline for that reason alone.

Notes linked to ADSs are subject to risks associated with non-U.S. markets.

Investments in notes linked to the price of equity securities of non-U.S. companies involve certain risks. Where the underlying ordinary shares principally trade on a non-U.S. market, that market may be more volatile than U.S. markets. Also, there is generally less publicly available information about non-U.S. companies than U.S. companies, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. companies.

In addition, share prices of companies located in emerging markets, or whose principal operations are located in emerging markets, are subject to political, economic, financial and social factors that affect emerging markets. These factors, which could negatively affect the value of such notes, include the possibility of changes in local or national economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to such companies or to investments in equity securities of companies located, or whose principal operations are located, in emerging markets. Specifically, political and/or legal developments in emerging markets could include forced divestiture of assets; restrictions on production, imports and exports; war or other international conflicts; civil unrest and local security concerns that threaten the safe operation of company facilities; price controls; tax increases and other retroactive tax claims; expropriation of property; cancellation of contract rights; and environmental regulations. Moreover, the economies of emerging nations may differ unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital investment, resources and self-sufficiency.

Notes linked to ADSs may become linked to the ordinary shares represented by the ADSs.

For notes linked to shares that are ADSs, if the shares are delisted (other than in connection with a reorganization event) and we do not exercise our call right, the calculation agent will have discretion to select the ordinary shares represented by the ADSs to be successor shares. In any such case, the price of the shares will be determined by reference to the price of the applicable underlying ordinary shares. You may not wish to have investment exposure to the underlying ordinary shares to which the notes may become linked and may not have bought the notes had they been linked to such underlying ordinary shares at the time of your investment.

Additional Risk Factors Relating to Notes Linked to a Basket

Changes in the levels or prices of the basket components may offset each other.

Changes in the levels or prices of the indices or shares included in a basket may not correlate with each other. At a time when the level or price of one or more of the basket components increases, the level or price of one or more other basket components may not increase as much or may even decline. In such event, increases in the level or price of one or more of the components may be moderated, wholly offset or more than offset by lesser increases or declines in the level or price of the other components, particularly if the components that appreciate are of relatively low weight in the basket.

An investment in notes linked to a basket is not a diversified investment.

The fact that the notes may be linked to a basket of indices or shares does not mean that the notes represent a diversified investment. First, although the applicable indices or shares may differ in certain respects, they may bear similarities that cause them to perform in similar ways. For example, notes linked to a basket of U.S. equity indices will have exposure to U.S. equity markets, and such indices may respond in similar ways to economic events that affect the U.S. equity markets generally. Second, the notes are subject to the credit risk of Citigroup Inc. No amount of diversification that may be represented by the basket components will offset the risk that we may default on our obligations and Citigroup Inc. may default on its obligations under the terms of the notes.

Changes in the levels or prices of the basket components may be highly correlated.

Changes in the levels or prices of the indices or shares included in a basket may become highly correlated during periods of decline in the value of such indices or shares. This may occur because of events that have broad effects on markets generally or for other reasons. If changes in the levels or prices of the basket components become correlated in decline, a decline in the level or price of one basket component will not be offset by the performance of any other basket component and, in fact, each basket component will contribute to an overall decline in the level of the basket.

The basket components may not be equally weighted.

The indices or shares included in a basket may be assigned different weights, if specified in the applicable pricing supplement. Indices or shares that are assigned greater weights in the basket will have a greater impact on the performance of the basket than indices or shares that are assigned lesser weights, and you will accordingly be subject to greater risk associated with the basket components that have such greater weights.

DESCRIPTION OF THE NOTES

The following description of the general terms of the Notes supplements the general terms and provisions set forth in the accompanying prospectus supplement and prospectus. If any specific information regarding the Notes in this product supplement is inconsistent with the more general terms described in the accompanying prospectus supplement and prospectus, you should rely on the information in this product supplement.

The pricing supplement applicable to a particular issuance of Notes will contain the specific terms of those Notes. For Notes linked to an equity index or shares of an exchange-traded fund (an “ETF”), a separate underlying supplement or the applicable pricing supplement will describe the applicable index or ETF. If any information in the applicable pricing supplement is inconsistent with this product supplement, you should rely on the information in the applicable pricing supplement. The applicable pricing supplement may also add, update or change information contained in this product supplement, in any applicable underlying supplement or in the accompanying prospectus supplement and prospectus. It is important for you to consider carefully the information contained in this product supplement together with the information contained in the applicable pricing supplement, any applicable underlying supplement and the accompanying prospectus supplement and prospectus before investing in the Notes.

General

The notes offered under this product supplement (the “Notes”) are senior unsecured debt securities issued by Citigroup Funding under the senior debt indenture described in the accompanying prospectus supplement and prospectus. Any payments due on the Notes are fully and unconditionally guaranteed by Citigroup Inc., the parent company of Citigroup Funding. The Notes will constitute part of the senior debt of Citigroup Funding and will rank equally with all other unsecured and unsubordinated debt of Citigroup Funding. As a result of the guarantee by Citigroup Inc., any payments due on the Notes will rank equally with all other unsecured and unsubordinated debt of Citigroup Inc.

One or more potential payments on the Notes, other than principal, will depend on the performance of:

▪	an equity index (an “Index”);

▪	shares of an ETF (“ETF Shares”);

▪	shares (including American depositary shares (“ADSs”)) of a company (“Company Shares” and, together with ETF Shares, “Shares”); or

▪	two or more of the foregoing, in the form of a basket or otherwise,

as specified in the applicable pricing supplement. In this product supplement, we refer to any Index or Shares to which any potential payment on the Notes is linked as an “Underlying Asset.”

The Notes provide for the repayment of the stated principal amount at maturity. If so specified in the applicable pricing supplement, the Notes offer the possibility of an additional payment at maturity (other than any coupon payment, if specified in the applicable pricing supplement) based on the performance of the Underlying Asset(s) (such additional payment, the “Note Return Amount”). The stated principal amount of each Note will be specified in the applicable pricing supplement.

The Notes will not pay a coupon unless the applicable pricing supplement specifically provides otherwise. If the applicable pricing supplement provides that the Notes pay a coupon, the coupon rate may be fixed or it may vary depending on the performance of the Underlying Asset(s) or otherwise, as specified in the applicable pricing supplement.

Any potential payment on the Notes that depends on the performance of the Underlying Asset(s) may be positive, or it may be zero, depending on the specific terms of the Notes. You should carefully read the applicable pricing supplement to understand the payment terms of the Notes and the circumstances in which you may not receive any return on your investment in the Notes.

In addition to the risks associated with the performance of the Underlying Asset(s), all payments due on the Notes are subject to the credit risk of Citigroup Inc. If we and Citigroup Inc. default on our obligations under the Notes, you may not receive any payment owed to you, including the repayment of the stated principal amount of your Notes at maturity.

The Notes will mature on the date specified in the applicable pricing supplement (the “Maturity Date”). If the originally scheduled Maturity Date is not a Business Day, any payment required to be made on the Maturity Date will be made on the next succeeding Business Day, and no interest will accrue as a result of delayed payment. A “Business Day” means any day that is not a Saturday, a Sunday or a day on which the securities exchanges or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

Any potential payment on the Notes that is determined by reference to the performance of the Underlying Asset(s) will be based on the Closing Level (in the case of an Index) or Closing Price (in the case of Shares) of the Underlying Asset(s) on one or more dates specified in the applicable pricing supplement (each, a “Valuation Date”), subject to the specific terms set forth in the applicable pricing supplement. We refer to the date on which a particular issuance of Notes is priced for initial sale to the public as the “Pricing Date.”

The “Calculation Agent” for each issuance of Notes will be our affiliate, Citigroup Global Markets Inc. (“Citigroup Global Markets”), or any successor appointed by us, unless otherwise specified in the applicable pricing supplement. The Calculation Agent will make the determinations specified in this product supplement or in the applicable pricing supplement. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on Citigroup Funding, Citigroup Inc. and the holders of the Notes. The Calculation Agent is obligated to carry out its duties and functions in good faith and using its reasonable judgment.

Certain Additional Terms for Notes Linked to an Index

Determining the Closing Level

If the Notes are linked to an Index, the performance of the Index will be measured based on its Closing Level on one or more Valuation Dates, unless otherwise specified in the applicable pricing supplement.

The “Closing Level” of an Index on any date of determination will be the closing level of such Index on such day as published by the publisher of such Index (the “Index Publisher”), subject to the terms described under “—Discontinuance or Material Modification of an Index” below. If the closing level is not published by the Index Publisher on any date of determination, the Closing Level on that date will be the closing level of such Index as calculated by the Calculation Agent in accordance with the formula for and method of calculating that Index last in effect prior to the failure to publish, but using only those securities included in that Index immediately prior to such failure to publish. If a Market Disruption Event (as defined below) occurs with respect to the Index on any date of determination, the Calculation Agent may, in its sole discretion, determine the Closing Level of the Index on such date either (x) pursuant to the immediately preceding sentence (using its good faith estimate of the value of any security included in the Index as to which an event giving rise to the Market Disruption Event has occurred) or (y) if available, using the closing level of the Index on such day as published by the Index Publisher.

Consequences of a Market Disruption Event; Postponement of a Valuation Date

If a Market Disruption Event occurs with respect to an Index on any scheduled Valuation Date, the Calculation Agent may, but is not required to, postpone the applicable Valuation Date to the next succeeding Scheduled Trading Day (as defined below) for such Index on which a Market Disruption Event does not occur with respect to such Index and on which another Valuation Date does not or is not deemed to occur; provided that a Valuation Date may not be postponed past the fifth Scheduled Trading Day for such Index immediately following the date that was originally scheduled to be such Valuation Date (or, in the case of two or more consecutive Scheduled Trading Days that are each scheduled Valuation Dates, past the fifth Scheduled Trading Day immediately following the date that was originally scheduled to be the last of such consecutive Valuation Dates) or, in any event, past the Scheduled Trading Day immediately preceding the Maturity Date. Notwithstanding any such postponement of a Valuation Date, if the Notes are linked to two or more Indices and a Market Disruption Event occurs with respect to fewer than all applicable Indices on the originally scheduled Valuation Date, the Closing Level (or Intra-Day Level (as defined below), if applicable) of each Index for which a Market Disruption Event did not occur on that originally scheduled Valuation Date will be determined with respect to such Valuation Date on that originally scheduled Valuation Date (subject to the immediately following paragraph).

If any scheduled Valuation Date is not a Scheduled Trading Day with respect to an Index, the applicable Valuation Date will be postponed to the earlier of (i) the next succeeding day that is a Scheduled Trading Day with respect to such Index and on which another Valuation Date does not or is not deemed to occur and (ii) the Business Day immediately preceding the Maturity Date. Notwithstanding any such postponement of a Valuation Date, if the Notes are linked to two or more Indices and the originally scheduled Valuation Date is a Scheduled Trading Day with respect to at least one applicable Index, the Closing Level (or Intra-Day Level, if applicable) of each Index for which that originally scheduled Valuation Date is a Scheduled Trading Day will be determined with respect to such Valuation Date on that originally scheduled Valuation Date (subject to the immediately preceding paragraph).

If a Market Disruption Event occurs on a Valuation Date and the Calculation Agent does not postpone the Valuation Date, or if the Valuation Date is postponed for any reason to the last date to which it may be postponed, in each case as described above, then the Closing Level to be determined on such date will be determined as set forth in the definition of “Closing Level” above (and, if applicable, the Intra-Day Level to be determined on such date will be determined as set forth in the definition of “Intra-Day Level” below). If two or more Valuation Dates are postponed to the same day and an average of the Closing Levels of an Index on two or more Valuation Dates is required to be determined, each Valuation Date that is postponed to such day shall be counted separately for purposes of determining such average.

Under the terms of the Notes, the Calculation Agent will be required to exercise discretion in determining (i) whether a Market Disruption Event has occurred; (ii) if a Market Disruption Event occurs, whether to postpone the Valuation Date as a result of the Market Disruption Event; and (iii) if a Market Disruption Event occurs on a date on which any Closing Level (or Intra-Day Level, if applicable) is determined and the Closing Price (or Intra-Day Level, if applicable) is available pursuant to clauses (1) or (2) of the definition of “Closing Price” (or “Intra-Day Level,” if applicable), whether to determine such Closing Price (or Intra-Day Level, if applicable) by reference to such clauses (1) or (2) or by reference to the alternative procedure described in the definition of “Closing Price” (or “Intra-Day Level,” if applicable). In exercising this discretion, the Calculation Agent will be required to act in good faith and using its reasonable judgment, but it may take into account any factors it deems relevant, including, without limitation, whether the applicable event materially interfered with our ability or the ability of our hedging counterparty, which may be an affiliate of ours, to adjust or unwind all or a material portion of any hedge with respect to the Notes.

Certain Definitions

The “Closing Time” on any day for any Exchange or Related Exchange is the Scheduled Closing Time for such Exchange or Related Exchange on such day or, if earlier, the actual closing time of such Exchange or Related Exchange on such day.

An “Exchange” means, with respect to any security included in an Index, the principal exchange or market on which trading in such security occurs.

An “Exchange Business Day” means, with respect to any Index, any Scheduled Trading Day for such Index on which the Exchange(s) for each security included in such Index and each Related Exchange for such Index are open for trading during their respective regular trading sessions, notwithstanding any such Exchange or Related Exchange closing prior to its Scheduled Closing Time.

A “Market Disruption Event” means, with respect to any Index, as determined by the Calculation Agent,

(1)
the occurrence or existence of any suspension of or limitation imposed on trading by the relevant Exchange or otherwise (whether by reason of movements in price exceeding limits permitted by the relevant Exchange or otherwise) relating to securities that comprise 20 percent or more of the level of such Index, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Exchange;

(2)
the occurrence or existence of any suspension of or limitation imposed on trading by any Related Exchange for such Index or otherwise (whether by reason of movements in price exceeding limits permitted by the Related Exchange or otherwise) in futures or options contracts relating to such Index, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Related Exchange;

(3)
the occurrence or existence of any event (other than an Early Closure (as defined below)) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for, securities that comprise 20 percent or more of the level of such Index on their relevant Exchanges, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Exchange;

(4)
the occurrence or existence of any event (other than an Early Closure) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index on any Related Exchange for such Index, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Related Exchange;

(5)
the closure on any Exchange Business Day for such Index of the Exchange(s) for securities comprising 20 percent or more of the level of such Index or any Related Exchange for such Index prior to its Scheduled Closing Time unless such earlier closing time is announced by such Exchange or Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Exchange or Related Exchange on such Exchange Business Day and (ii) the submission deadline for orders to be entered into the Exchange or Related Exchange system for execution at the Scheduled Closing Time of such Exchange or Related Exchange on such Exchange Business Day (an “Early Closure”); or

(6)	the failure of the Exchange for any security included in such Index or any Related Exchange for such Index to open for trading during its regular trading session.

For purposes of this definition, the relevant percentage contribution of a security included in an Index to the level of such Index will be based on a comparison of the portion of the level of such Index attributable to that security to the level of such Index, in each case immediately before the applicable event that, if the 20 percent threshold is met, would be a Market Disruption Event.

A “Related Exchange” for any Index means each exchange where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to such Index.

The “Scheduled Closing Time” on any day for any Exchange or Related Exchange is the scheduled weekday closing time of such Exchange or Related Exchange on such day, without regard to after hours or any other trading outside of the regular trading session hours.

A “Scheduled Trading Day” with respect to an Index means, as determined by the Calculation Agent, a day on which the Exchange(s) for securities comprising more than 80 percent of the level of such Index (determined based on a comparison of the portion of the level of such Index attributable to that security to the level of such Index, in each case as of the close of the immediately preceding Scheduled Trading Day) and each Related Exchange, if any, for such Index are scheduled to be open for trading for their respective regular trading sessions. If such Exchanges do not include at least one U.S. national securities exchange, such day must also be a Business Day. Notwithstanding the foregoing, the Calculation Agent may, in its sole discretion, deem any day on which a Related Exchange for the applicable Index is not scheduled to be open for trading for its regular trading session, but on which the Exchange(s) for securities comprising more than 80 percent of the level of such Index are scheduled to be open for their regular trading sessions, to be a Scheduled Trading Day.

Discontinuance or Material Modification of an Index

For Notes linked to an Index, if the Index is (i) not calculated and announced by the Index Publisher but is calculated and announced by a successor publisher acceptable to the Calculation Agent or (ii) replaced by a successor index that the Calculation Agent determines, in its sole discretion, uses the same or a substantially similar formula for and method of calculation as used in the calculation of the Index, in each case the Calculation Agent may deem that index (the “Successor Index”) to be the applicable Index. Upon the selection of any Successor Index by the Calculation Agent pursuant to this paragraph, references in this product supplement or the applicable pricing supplement to the original Index will no longer be deemed to refer to the original Index and will be deemed instead to refer to that Successor Index for all purposes, and references in this product supplement or the applicable pricing supplement to the Index Publisher will be deemed to be to the publisher of the Successor Index. In such event, the Calculation Agent will make such adjustments, if any, to any level of the Index that is used for purposes of the Notes as it determines are appropriate in the circumstances. Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause notice to be furnished to us and the trustee.

If a relevant Index Publisher (i) announces that it will make a material change in the formula for or the method of calculating the applicable Index or in any other way materially modifies the Index (other than a modification prescribed in that formula or method to maintain the Index in the event of changes in constituent stock and capitalization and other routine events) or (ii) permanently cancels the Index and no Successor Index is chosen as described above, then the Calculation Agent will calculate the level of the Index on each subsequent date of determination in accordance with the formula for and method of calculating the Index last in effect prior to the change or cancellation, but using only those securities included in the Index immediately prior to such change or cancellation. Such level, as calculated by the Calculation Agent, will be the relevant Closing Level (or Intra-Day Level, if applicable) for all purposes.

Notwithstanding these alternative arrangements, the discontinuance or material modification of any relevant Index may adversely affect the market value of the Notes.

Index-Linked Notes With an Observation Period

The applicable pricing supplement for certain Notes linked to an Index may specify that any payment on the Notes is contingent on the occurrence or non-occurrence of a specified event during a specified period of time consisting of two or more Scheduled Trading Days (an “Observation Period”). Such event may be referred to in the applicable pricing supplement as a knock-in event, a knock-out event, an upside knock-in event, an upside knock-out event, a fixing event or by another term. For purposes of this product supplement, we refer to any such event as a “Fixing Event.”  The following additional terms apply to Notes linked to an Index for which an Observation Period is applicable.

If the last day of the Observation Period is a Valuation Date, any postponement of such Valuation Date will not extend such Observation Period. For the avoidance of doubt, no day included in an Observation Period is a Valuation Date unless such day is specifically designated in the applicable pricing supplement as a Valuation Date.

The applicable pricing supplement will specify whether the Fixing Event is based on the Closing Level or the Intra-Day Level of an Index. The “Intra-Day Level” of an Index at any time on any date of determination will be the level of such Index as most recently published on such date by the relevant Index Publisher, subject to the terms described under “—Discontinuance or Material Modification of an Index” above. If the level of the Index is not published by the Index Publisher for more than, in the aggregate, two hours on any date of determination or a Market Disruption Event occurs with respect to such Index on any date of determination, the Calculation Agent may, in its sole discretion, determine one Intra-Day Level for the applicable Index for the period during which the level is not published or a Market Disruption Event is continuing, and such Intra-Day Level will be the level of such Index as calculated by the Calculation Agent in accordance with the formula for and method of calculating that Index last in effect prior to the failure to publish or the occurrence of the Market Disruption Event, as applicable, determined as of any time selected by the Calculation Agent during such period, but using only those securities included in that Index immediately prior to such failure to publish or the occurrence of the Market Disruption Event, as applicable, and, if applicable, using its good faith estimate of the value of any security included in the Index as to which an event giving rise to the Market Disruption Event has occurred. Solely for purposes of this paragraph, a Market Disruption Event will be deemed to occur with respect to the Index if, in addition to any of the events described in the definition of “Market Disruption Event” above, any of the events described in clauses (1) through (4) of such definition (disregarding the time period specified in such clauses) occurs for more than two hours of trading during the principal trading session of the relevant Exchange or any Related Exchange, as applicable.

Certain Additional Terms for Notes Linked to ETF Shares or Company Shares

Determining the Closing Price

If the Notes are linked to ETF Shares or Company Shares, the performance of the Shares will be measured based on their Closing Price on one or more Valuation Dates, unless otherwise specified in the applicable pricing supplement.

The “Closing Price” of any Shares (or any other security in the circumstances described under “—Dilution and Reorganization Adjustments” below) on any date of determination will be:

(1) if the applicable security is listed or admitted to trading on a U.S. national securities exchange on that date of determination, the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price), of the principal trading session on such date of the Exchange (as defined below) for such security or, if such price is not available on the Exchange for such security, on any other U.S. national securities exchange on which such security is listed or admitted to trading, or

(2) if such security is not listed or admitted to trading on a U.S. national securities exchange on that date of determination and the issuer of such security (which shall exclude ADSs, for the avoidance of doubt) is organized outside the United States, the last reported sale price, regular way, of the principal trading session on such date of the Exchange for such security (converted into U.S. dollars as provided under “—Delisting of Company Shares” below), in each case as determined by the Calculation Agent. If no such price is available pursuant to clauses (1) or (2) above, the Closing Price of such security on the applicable date of determination will be the arithmetic mean, as determined by the Calculation Agent, of the bid prices of the security obtained from as many dealers in such security (which may include Citigroup Global Markets or any of our other affiliates or subsidiaries), but not exceeding three such dealers, as will make such bid prices available to the Calculation Agent. If no bid prices are provided from any third party dealers, the Closing Price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. If a Market Disruption Event (as defined below) occurs with respect to the applicable security on the applicable date of determination, the Calculation Agent may, in its sole discretion, determine the Closing Price of such security on such date either (x) pursuant to the two immediately preceding sentences or (y) if available, pursuant to clauses (1) or (2) above.

Consequences of a Market Disruption Event; Postponement of a Valuation Date

If a Market Disruption Event occurs with respect to any Shares on any scheduled Valuation Date, the Calculation Agent may, but is not required to, postpone the applicable Valuation Date to the next succeeding Scheduled Trading Day (as defined below) for such Shares on which a Market Disruption Event does not occur with respect to such Shares and on which another Valuation Date does not or is not deemed to occur; provided that a Valuation Date may not be postponed past the fifth Scheduled Trading Day for such Shares immediately following the date that was originally scheduled to be such Valuation Date (or, in the case of two or more consecutive Scheduled Trading Days that are each scheduled Valuation Dates, past the fifth Scheduled Trading Day immediately following the date that was originally scheduled to be the last of such consecutive Valuation Dates) or, in any event, past the Scheduled Trading Day immediately preceding the Maturity Date. Notwithstanding any such postponement of a Valuation Date, if the Notes are linked to two or more Shares and a Market Disruption Event occurs with respect to fewer than all applicable Shares on the originally scheduled Valuation Date, the Closing Price (or Trading Price (as defined below), if applicable) of the Shares for which a Market Disruption Event did not occur on that originally scheduled Valuation Date will be determined with respect to such Valuation Date on that originally scheduled Valuation Date (subject to the immediately following paragraph).

If any scheduled Valuation Date is not a Scheduled Trading Day with respect to any Shares, the applicable Valuation Date will be postponed to the earlier of (i) the next succeeding day that is a Scheduled Trading Day with respect to such Shares and on which another Valuation Date does not or is not deemed to occur and (ii) the Business Day immediately preceding the Maturity Date. Notwithstanding any such postponement of a Valuation Date, if the Notes are linked to two or more Shares and the originally scheduled Valuation Date is a Scheduled Trading Day with respect to at least one of the applicable Shares, the Closing Price (or Trading Price, if applicable) of any Shares for which that originally scheduled Valuation Date is a Scheduled Trading Day will be determined with respect to such Valuation Date on that originally scheduled Valuation Date (subject to the immediately preceding paragraph).

If a Market Disruption Event occurs on a Valuation Date and the Calculation Agent does not postpone the Valuation Date, or if the Valuation Date is postponed for any reason to the last date to which it may be postponed, in each case as described above, then the Closing Price to be determined on such date will be determined as set forth in the definition of “Closing Price” above (and, if applicable, the Trading Price to be determined on such date will be determined as set forth in the definition of “Trading Price” below). If two or more Valuation Dates are postponed to the same day and an average of the Closing Prices of the applicable Shares on two or more Valuation Dates is required to be determined, each Valuation Date that is postponed to such day shall be counted separately for purposes of determining such average.

Under the terms of the Notes, the Calculation Agent will be required to exercise discretion in determining (i) whether a Market Disruption Event has occurred; (ii) if a Market Disruption Event occurs, whether to postpone the Valuation Date as a result of the Market Disruption Event; and (iii) if a Market Disruption Event occurs on a date on which any Closing Price (or Trading Price, if applicable) is determined and the Closing Price (or Trading Price, if applicable) is available pursuant to clauses (1) or (2) of the definition of “Closing Price” (or “Trading Price,” if applicable), whether to determine such Closing Price (or Trading Price, if applicable) by reference to such clauses (1) or (2) or by reference to the alternative procedure described in the definition of “Closing Price” (or “Trading Price,” if applicable). In exercising this discretion, the Calculation Agent will be required to act in good faith and using its reasonable judgment, but it may take into account any factors it deems relevant, including, without limitation, whether the applicable event materially interfered with our ability or the ability of our hedging counterparty, which may be an affiliate of ours, to adjust or unwind all or a material portion of any hedge with respect to the Notes.

Certain Definitions

The “Closing Time” with respect to any Shares (or any other security in the circumstances described under “—Dilution and Reorganization Adjustments” below), on any day, means the Scheduled Closing Time (as defined below) of the Exchange for such Shares or other security on such day or, if earlier, the actual closing time of such Exchange on such day.

The “Exchange” for any Shares (or any other security) means the principal U.S. national securities exchange on which trading in such Shares or other security occurs (or, if such Shares or other security are not listed or admitted to trading on a U.S. national securities exchange, are issued by a company organized outside the United States and are listed or admitted to trading on a non-U.S. exchange or market, the principal non-U.S. exchange or market on which such Shares or other security are listed or admitted to trading), as determined by the Calculation Agent.

An “Exchange Business Day” means, with respect to any Shares (or any other security in the circumstances described under “—Dilution and Reorganization Adjustments” below), any Scheduled Trading Day for such Shares or other security on which the Exchange and each Related Exchange for such Shares or other security are open for trading during their respective regular trading sessions, notwithstanding any such Exchange or Related Exchange closing prior to its Scheduled Closing Time.

A “Market Disruption Event” means, with respect to any Shares (or any other security for which a Closing Price (or Trading Price, if applicable) must be determined), as determined by the Calculation Agent,

(1)
the occurrence or existence of any suspension of or limitation imposed on trading by the Exchange for such security or otherwise (whether by reason of movements in price exceeding limits permitted by the Exchange or otherwise) relating to such security on such Exchange, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time;

(2)
the occurrence or existence of any suspension of or limitation imposed on trading by any Related Exchange for such security or otherwise (whether by reason of movements in price exceeding limits permitted by the Related Exchange or otherwise) in futures or options contracts relating to such security, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time;

(3)
the occurrence or existence of any event (other than an Early Closure (as defined below)) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for, such security on the Exchange for such security, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time;

(4)
the occurrence or existence of any event (other than an Early Closure) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such security on any Related Exchange for such security, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time;

(5)
the closure on any Exchange Business Day of the Exchange or any Related Exchange for such security prior to its Scheduled Closing Time unless such earlier closing time is announced by such Exchange or Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Exchange or Related Exchange on such Exchange Business Day and (ii) the submission deadline for orders to be entered into the Exchange or Related Exchange system for execution at the Closing Time on such Exchange Business Day (an “Early Closure”); or

(6)	the failure of the Exchange or any Related Exchange for such security to open for trading during its regular trading session.

If such Shares are ETF Shares, in addition to the foregoing events, a Market Disruption Event shall occur with respect to such ETF Shares if a Market Disruption Event would occur with respect to the index underlying such ETF (or with respect to any Successor ETF Underlying Index in the circumstances described under “—Delisting, Liquidation or Termination of an ETF” below) pursuant to the definition of “Market Disruption Event” under “—Certain Additional Terms for Notes Linked to an Index—Consequences of a Market Disruption Event; Postponement of a Valuation Date” above.

A “Related Exchange” for any Shares (or any other security in the circumstances described under “—Dilution and Reorganization Adjustments” below) means each exchange where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to such Shares or other security.

The “Scheduled Closing Time” on any day for any Exchange or Related Exchange is the scheduled weekday closing time of such Exchange or Related Exchange on such day, without regard to after hours or any other trading outside of the regular trading session hours.

A “Scheduled Trading Day” with respect to any Shares means a day, as determined by the Calculation Agent, on which the Exchange, if any, and each Related Exchange, if any, for such Shares are scheduled to be open for trading for their respective regular trading sessions. In the case of any Shares that are not listed or admitted to trading on a U.S. national securities exchange and are issued by a company organized outside the United States (excluding any ADSs, for the avoidance of doubt), a Scheduled Trading Day must also be a Business Day. If on any relevant date any Shares have neither an Exchange nor a Related Exchange, then, with respect to such Shares, a Scheduled Trading Day shall mean a Business Day. Notwithstanding the foregoing, the Calculation Agent may, in its sole discretion, deem any day on which a Related Exchange for the applicable Shares is not scheduled to be open for trading for its regular trading session, but on which the Exchange for such Shares is scheduled to be open for its regular trading session, to be a Scheduled Trading Day.

Dilution and Reorganization Adjustments

If certain events occur that affect Shares to which the Notes are linked, each Relevant Price with respect to such Shares will be subject to adjustment as described below. For any such event, a “Relevant Price” is any price with respect to the applicable Shares that is (i) determined prior to the relevant Adjustment Date (as defined below) of such event and (ii) used in any calculation that also uses a price of the applicable Shares that is determined on a date on or after such Adjustment Date. For example, if the Note Return Amount is based on (a) the percentage change from the Closing Price of the Shares on the Pricing Date (the “Initial Share Price”) to the Closing Price of the Shares

on the Valuation Date (the “Final Share Price”) and (b) whether the Final Share Price is greater than or less than a threshold price that is set at a specified percentage of the Initial Share Price on the Pricing Date (the “Upside Knock-Out Price”), the Initial Share Price and the Upside Knock-Out Price will each be a Relevant Price and subject to adjustment under the provisions set forth below. In addition, if a Reorganization Event (as defined below) or certain other events occur with respect to the Shares, other securities or property may be substituted for the original Shares for purposes of determining the Closing Price (or Trading Price, if applicable) of the Shares on and after the Adjustment Date for such event. Any of these adjustments could have an impact on any payment under the notes that depends on the performance of the Shares. Citigroup Global Markets, as Calculation Agent, will be responsible for the calculation of any adjustment described herein and will furnish the trustee with notice of any adjustment. The adjustments described below will be effected for events that have an applicable Adjustment Date from but excluding the Pricing Date to and including the Valuation Date (or the final Valuation Date if there is more than one Valuation Date).

No adjustments will be required other than those specified below. The adjustments specified in this section do not cover all events that could have a dilutive or adverse effect on the relevant Shares during the term of the Notes. See “Risk Factors Relating to the Notes—The notes will not be adjusted for all events that could affect the price of any shares to which the notes are linked.”

For purposes of this section, (i) in the case of Shares that are shares of a company or shares of an ETF, we use the term “Underlying Units” to refer to the applicable Shares, and references to “each” or “one” Underlying Unit are to each or one Share and (ii) in the case of Shares that are ADSs, we use the term “Underlying Units” to refer to the ordinary shares represented by such ADSs, and references to “each” or “one” Underlying Unit are to each or one such ordinary share.

With respect to Shares that are ADSs, the adjustments described below will not be made (i) if holders of the ADSs are not eligible to participate in the applicable transaction or event or (ii) if, and to the extent that, the Calculation Agent determines in its sole discretion that the Underlying Share Issuer (as defined below) or the depositary for the ADSs has made an adjustment to the number of ordinary shares represented by each ADS that corresponds to the adjustment that would otherwise be made as described below.

In this section, the term “Underlying Share Issuer” means the issuer of any Shares to which a particular issuance of Notes may be linked, except that, in the case of ADSs, the term Underlying Share Issuer means the issuer of the ordinary shares underlying such ADSs.

If the Notes are linked to a basket of Shares and the contribution of any Shares to the value of the basket is determined by multiplying the Closing Price of such Shares on the applicable Valuation Date by a multiplier initially fixed on the Pricing Date (a “Multiplier”), and if any event described below occurs that would otherwise require an adjustment to a Relevant Price, such Multiplier will be adjusted on the Adjustment Date for such event by dividing such Multiplier by the dilution adjustment fraction specified below with respect to the applicable event.

The Calculation Agent will have the discretion not to make any of the adjustments described below or to modify any of the adjustments described below if it determines that such adjustment would not be made in any relevant market for options or futures contracts relating to the applicable Shares (including, in the case of ETF Shares, options or futures contracts on the index underlying the applicable ETF) or that any adjustment made in such market would materially differ from the relevant adjustment described below.

Stock Dividends, Stock Splits and Reverse Stock Splits

If any Underlying Share Issuer:

(1) declares a record date in respect of, or pays or makes, a dividend or distribution, in each case of Underlying Units with respect to its Underlying Units (excluding any share dividend or distribution for which the number of shares paid or distributed is based on a fixed cash equivalent value (“Excluded Share Dividends”)),

(2) subdivides or splits its outstanding Underlying Units into a greater number of shares or

(3) combines its outstanding Underlying Units into a smaller number of shares,

then, in each of these cases, each Relevant Price with respect to the applicable Shares will be multiplied by a dilution adjustment equal to a fraction, (i) the numerator of which will be the number of Underlying Units of such Underlying Share Issuer outstanding immediately prior to the open of business on the applicable Adjustment Date and (ii) the denominator of which will be the number of such Underlying Units outstanding immediately after giving effect to such event.

Issuance of Certain Rights or Warrants

If any Underlying Share Issuer issues, or declares a record date in respect of an issuance of, rights or warrants, in each case to all holders of its Underlying Units entitling them to subscribe for or purchase such Underlying Units at a price per share less than the Then-Current Market Price of such Underlying Units, other than Excluded Rights (as defined below), then, in each case, each Relevant Price with respect to the applicable Shares will be multiplied by a dilution adjustment equal to a fraction, (i) the numerator of which will be the number of such Underlying Units outstanding immediately prior to the open of business on the applicable Adjustment Date, plus the number of additional Underlying Units which the aggregate offering price of the total number of Underlying Units offered for subscription or purchase pursuant to the rights or warrants would purchase at the Then-Current Market Price of such Underlying Units (which will be determined by multiplying the total number of Underlying Units so offered for subscription or purchase by the exercise price of the rights or warrants and dividing the product obtained by the Then-Current Market Price) and (ii) the denominator of which will be the number of such Underlying Units outstanding immediately prior to the open of business on the applicable Adjustment Date, plus the number of additional Underlying Units offered for subscription or purchase pursuant to the rights or warrants. To the extent that, prior to the Maturity Date of the Notes, after the expiration of the rights or warrants, the applicable Underlying Share Issuer publicly announces the number of Underlying Units with respect to which such rights or warrants have been exercised and such number is less than the aggregate number offered, each applicable Relevant Price with respect to such Shares will be further adjusted to equal the Relevant Price which would have been in effect had the adjustment for the issuance of the rights or warrants been made upon the basis of delivery of only the number of Underlying Units for which such rights or warrants were actually exercised.

“Excluded Rights” means (i) rights to purchase Underlying Units pursuant to a plan for the reinvestment of dividends or interest and (ii) rights that are not immediately exercisable, trade as a unit or automatically with the Underlying Units and may be redeemed by the Underlying Share Issuer.

The “Then-Current Market Price” of any Underlying Units, for the purpose of applying any dilution adjustment, means the average Closing Price per such Underlying Unit (determined in the case of ADSs by dividing the Closing Price of such ADSs by the number of Underlying Units then represented by one such ADS) for the ten Scheduled Trading Days ending on the Scheduled Trading Day immediately preceding the related Adjustment Date. For purposes of determining the Then-Current Market Price, if a Market Disruption Event occurs with respect to the applicable Shares on any such Scheduled Trading Day, the Calculation Agent may disregard the Closing Price on such Scheduled Trading Day for purposes of calculating such average; provided that the Calculation Agent may not disregard more than five Scheduled Trading Days in such ten–Scheduled Trading Day period.

Spin-offs and Certain Other Non-Cash Distributions

If any Underlying Share Issuer (a) declares a record date in respect of, or pays or makes, a dividend or distribution, in each case to all holders of its Underlying Units, of any class of its capital stock, the capital stock of one or more of its subsidiaries (excluding any capital stock of a subsidiary in the form of Marketable Securities (as defined below)), evidences of its indebtedness or other non-cash assets or (b) issues to all holders of its Underlying Units, or declares a record date in respect of an issuance to all holders of its Underlying Units of, rights or warrants to subscribe for or purchase any of its or one or more of its subsidiaries’ securities, in each case excluding any share dividends or distributions referred to above, Excluded Share Dividends, any rights or warrants referred to above, Excluded Rights and any reclassification referred to below, then, in each of these cases, each Relevant Price with respect to the applicable Shares will be multiplied by a dilution adjustment equal to a fraction, (i) the numerator of which will be the Then-Current Market Price of one such Underlying Unit less the fair market value as of open of business on the Adjustment Date of the portion of the capital shares, assets, evidences of indebtedness, rights or warrants so distributed or issued applicable to one Underlying Unit of such Underlying Share Issuer and (ii) the denominator of which will be the Then-Current Market Price of one such Underlying Unit. If any capital stock declared or paid as a dividend or otherwise distributed or issued to all holders of the applicable Underlying Units consists, in whole or in part, of Marketable Securities (other than Marketable Securities of a subsidiary of the applicable Underlying Share Issuer), then the fair market value of such Marketable Securities will be determined by the Calculation Agent by reference to the Closing Price of such capital stock. The fair market value of any other distribution or issuance referred to in this paragraph will be determined by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Funding, whose determination will be final.

Notwithstanding the foregoing, in the event that, with respect to any dividend, distribution or issuance to which the immediately preceding paragraph would otherwise apply, the numerator in the fraction referred to in such paragraph is less than $1.00 or is a negative number, then Citigroup Funding may, at its option, elect to have the adjustment to each Relevant Price with respect to the applicable Shares provided by such paragraph not be made and, in lieu of this adjustment, the Closing Price (or Trading Price, if applicable) of such Shares on any date of determination thereafter will be deemed to be equal to the sum of (i) the Closing Price (or Trading Price, if applicable) of such Shares on such date and (ii) the fair market value of the capital stock, evidences of indebtedness, assets, rights or warrants (determined, as of open of business on the Adjustment Date, by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Funding, whose determination will be final) so distributed or issued applicable to one Share. In the case of Notes based upon ADSs, the capital stock, evidences of indebtedness, assets, rights or warrants applicable to one Share is equal to the capital stock, evidences of indebtedness, assets, rights or warrants applicable to one ordinary share represented by such ADSs multiplied by the number of such ordinary shares represented by one such ADS.

If any Underlying Share Issuer declares a record date in respect of, or pays or makes, a dividend or distribution, in each case to all holders of its Underlying Units of the capital stock of one or more of its subsidiaries in the form of Marketable Securities, the Closing Price (or Trading Price, if applicable) of the applicable Shares on any date of determination from and after open of business on the Adjustment Date will in each case equal the Closing Price (or Trading Price, if applicable) of such Shares plus the product of (i) the Closing Price (or Trading Price, if applicable) of such shares of subsidiary capital stock on such date and (ii) the number of shares of such subsidiary capital stock distributed per Share. In the case of Notes based upon ADSs, the number of shares of such subsidiary capital stock distributed per Share is equal to the number of such shares distributed per ordinary share represented by such ADS multiplied by the number of such ordinary shares represented by one such ADS. In the event an adjustment pursuant to this paragraph occurs, following such adjustment, the adjustments described in this section “—Dilution and Reorganization Adjustments” will also apply to such subsidiary capital stock if any of the events described in this section “—Dilution and Reorganization Adjustments” occurs with respect to such capital stock.

Certain Extraordinary Cash Dividends

If any Underlying Share Issuer declares a record date in respect of a distribution of cash, by dividend or otherwise, to all holders of its Underlying Units, other than (a) any Permitted Dividends described below, (b) any cash distributed in consideration of fractional shares of the Underlying Units and (c) any cash distributed in a Reorganization Event referred to below, then in each case each Relevant Price with respect to the applicable Shares will be multiplied by a dilution adjustment equal to a fraction, (i) the numerator of which will be the Then-Current Market Price of the applicable Underlying Units less the amount of the distribution applicable to one Underlying Unit which would not be a Permitted Dividend (such amount, the “Extraordinary Portion”) and (ii) the denominator of which will be the Then-Current Market Price of the applicable Underlying Units. In the case of an Underlying Share Issuer that is organized outside the United States, in order to determine the Extraordinary Portion, the amount of the distribution will be reduced by any applicable foreign withholding taxes that would apply to dividends or other distributions paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

A “Permitted Dividend” is (1) any distribution of cash, by dividend or otherwise, to all holders of the applicable Underlying Units other than to the extent that such distribution, together with all other such distributions in the same quarterly fiscal period of the applicable Underlying Share Issuer with respect to which an adjustment to each Relevant Price under this section “—Certain Extraordinary Cash Dividends” has not previously been made, per Underlying Unit exceeds the sum of (a) the immediately preceding cash dividend(s) or other cash distribution(s)

paid in the immediately preceding quarterly fiscal period, if any, per Underlying Unit and (b) 10% of the Closing Price of the Underlying Units (determined in the case of ADSs by dividing the Closing Price of such ADSs by the number of Underlying Units then represented by one such ADS) on the date of declaration of such distribution, and (2) any cash dividend or distribution made in the form of a fixed cash equivalent value for which the holders of the applicable Underlying Units have the option to receive either a number of Underlying Units or a fixed amount of cash. If the applicable Underlying Share Issuer pays a dividend on an annual basis rather than a quarterly basis, the Calculation Agent will make such adjustments to this provision as it deems appropriate.

Notwithstanding the foregoing, in the event that, with respect to any dividend or distribution to which the first paragraph under this section “—Certain Extraordinary Cash Dividends” would otherwise apply, the numerator in the fraction referred to in the formula in that paragraph is less than $1.00 or is a negative number, then Citigroup Funding may, at its option, elect to have the adjustment provided by such paragraph not be made and, in lieu of this adjustment, the Closing Price (or Trading Price, if applicable) of the applicable Shares on any date of determination from and after open of business on the Adjustment Date will be deemed to be equal to the sum of (i) the Closing Price (or Trading Price, if applicable) of the applicable Shares on such date and (ii) the amount of cash so distributed applicable to one Share. In the case of Notes based upon ADSs, the amount of cash applicable to one Share is equal to the amount of cash applicable to one ordinary share represented by such ADSs multiplied by the number of such ordinary shares represented by one such ADS.

Certain Changes to the Number of Underlying Units Represented by ADSs

With respect to any Shares that are ADSs, if the number of ordinary shares represented by each such ADS changes other than in connection with an event described above in this section “—Dilution and Reorganization Adjustments”, then each Relevant Price will be adjusted proportionately.

Reorganization Events

In the event of any of the following “Reorganization Events” with respect to any Underlying Share Issuer:

•	such Underlying Share Issuer reclassifies its Underlying Units, including, without limitation, in connection with the issuance of tracking stock,

•
any consolidation or merger of such Underlying Share Issuer, or any surviving entity or subsequent surviving entity of such Underlying Share Issuer, with or into another entity, other than a merger or consolidation in which such Underlying Share Issuer is the continuing company and in which the Underlying Units of such Underlying Share Issuer outstanding immediately before the merger or consolidation are not exchanged for cash, securities or other property of such Underlying Share Issuer or another issuer,

•	any sale, transfer, lease or conveyance to another company of the property of such Underlying Share Issuer or any successor as an entirety or substantially as an entirety,

•	any statutory exchange of Underlying Units of such Underlying Share Issuer with securities of another issuer, other than in connection with a merger or acquisition,

•	another entity completes a tender or exchange offer for all the outstanding Underlying Units of such Underlying Share Issuer or

•	any liquidation, dissolution or winding up of such Underlying Share Issuer (other than an Underlying Share Issuer that is an ETF) or any successor of such Underlying Share Issuer,

the Closing Price (or Trading Price, if applicable) of the applicable Shares on any date of determination from and after the open of business on the Adjustment Date will, in each case, be deemed to be equal to the Transaction Value on such date. The Calculation Agent will determine in its sole discretion whether a transaction constitutes a Reorganization Event as defined above, including whether a transaction constitutes a sale, transfer, lease or conveyance to another company of the property of the applicable Underlying Share Issuer or any successor “as an entirety or substantially as an entirety.”  The Calculation Agent will have significant discretion in determining what

“substantially as an entirety” means and may exercise that discretion in a manner that may be adverse to the interests of holders of the Notes.

The “Transaction Value” will equal (i) for Shares other than ADSs, the sum of (1), (2) and (3) below or (ii) for Shares that are ADSs, the number of ordinary shares of the applicable Underlying Share Issuer represented by each ADS immediately prior to the effective date of the applicable Reorganization Event multiplied by the sum of (1), (2) and (3) below:

(1)	for any cash received in a Reorganization Event, the amount of cash received per Underlying Unit,

(2)
for any property other than cash or Marketable Securities received in a Reorganization Event, an amount equal to the fair market value on the effective date of the Reorganization Event of that property received per Underlying Unit, as determined by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Funding, whose determination will be final, and

(3)
for any Marketable Securities received in a Reorganization Event, an amount equal to the Closing Price (or Trading Price, if applicable) per unit of these Marketable Securities on the applicable date of determinationmultiplied by the number of these Marketable Securities received per Underlying Unit, plus, in each case, if the applicable Shares continue to be outstanding following the Reorganization Event, the Closing Price (or Trading Price, if applicable) of such Shares.

“Marketable Securities” are any perpetual equity securities or debt securities with a stated maturity after the Maturity Date, in each case that are listed on a U.S. national securities exchange. The number of shares of any equity securities constituting Marketable Securities included in the calculation of Transaction Value pursuant to clause (3) above will be adjusted if any event occurs with respect to the Marketable Securities or the issuer of the Marketable Securities between the time of the Reorganization Event and the Valuation Date (or the final Valuation Date if there is more than one Valuation Date) that would have required an adjustment as described above, had it occurred with respect to the Underlying Units or the Underlying Share Issuer. Adjustment for these subsequent events will be as nearly equivalent as practicable to the adjustments described above, as determined by the Calculation Agent.

Notwithstanding the foregoing, in the case of Shares that are ADSs, we will not make any adjustment under this section “—Reorganization Events” if, and to the extent that, the Calculation Agent determines in its sole discretion that the Underlying Share Issuer or the depositary for the ADSs has made an adjustment to the property represented by each ADS that corresponds to the adjustment that would otherwise be made pursuant to this section.

Certain General Provisions

The adjustments described in this section will be effected at the open of business on the applicable date specified below (such date, the “Adjustment Date”):

•	in the case of any dividend, distribution or issuance, on the applicable Ex-Date (as defined below),

•	in the case of any subdivision, split, combination or reclassification, on the effective date thereof,

•	in the case of any Reorganization Event, on the effective date of the Reorganization Event and

•	in the case of any change to the number of Underlying Units represented by each ADS, on the effective date of such change.

All adjustments will be rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th. No adjustment in any Relevant Price with respect to any Shares will be required unless the adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this sentence are not required to be made will be carried forward (on a percentage basis) and taken into account in any subsequent adjustment. If any announcement or declaration of a record date in respect of a dividend, distribution or issuance requiring an adjustment as described herein is subsequently canceled by the applicable Underlying Share Issuer, or this dividend, distribution or issuance fails to receive requisite approvals or fails to occur for any other reason, in each case prior to the Maturity Date of the Notes, then, upon such cancellation, failure of approval or failure to occur, each applicable Relevant Price will be further adjusted to the Relevant Price that would have then been in effect had adjustment for the event not been made. All adjustments to any Relevant Price shall be cumulative, such that if more than one adjustment is required to a Relevant Price, each subsequent adjustment will be made to the Relevant Price as previously adjusted.

The “Ex-Date” relating to any dividend, distribution or issuance is the first date on which the applicable Shares trade in the regular way on their principal market without the right to receive such dividend, distribution or issuance from the Underlying Share Issuer or, if applicable, from the seller on such market (in the form of due bills or otherwise).

For the purpose of adjustments described herein, each non-U.S. dollar value (whether a value of cash, property, securities or otherwise) shall be expressed in U.S. dollars as converted from the relevant currency using the 12:00 noon buying rate in New York certified by the New York Federal Reserve Bank for customs purposes on the date of valuation, or if this rate is unavailable, such rate as the Calculation Agent may determine.

Delisting, Liquidation or Termination of an ETF

The following adjustments and provisions will apply to Notes linked to Shares that are ETF Shares:

If any ETF Shares are delisted from their Exchange (other than in connection with a Reorganization Event) and not then or immediately thereafter listed on another U.S. national securities exchange, or if the applicable ETF is liquidated or otherwise terminated (each, a “Termination Event”), the Calculation Agent may substitute for such ETF Shares the securities of another ETF that the Calculation Agent determines, in its sole discretion, is comparable to such ETF (any such securities, “Successor ETF Shares”). If the Calculation Agent selects any such Successor ETF Shares, such Successor ETF Shares will be substituted for such ETF Shares for all purposes of the Notes, including but not limited to determining the Closing Price (or Trading Price, if applicable) of such Shares on any date of determination. In such event, the Calculation Agent will make such adjustments to any Relevant Price or, if applicable, Multiplier as it determines are appropriate in the circumstances. Upon any selection by the Calculation Agent of Successor ETF Shares, the Calculation Agent will cause notice thereof to be furnished to us and the trustee.

If as of any date of determination the Calculation Agent has not selected any Successor ETF Shares that are available on such date of determination, the Closing Price (or Trading Price, if applicable) of the applicable ETF Shares on such date of determination will be determined by the Calculation Agent, in its sole discretion, and will be equal to (i) the Closing Level (as defined above under “—Certain Additional Terms for Notes Linked to an Index—Determining the Closing Level”) or Intra-Day Level (as defined above under “—Certain Additional Terms for Notes Linked to an Index—Index-Linked Notes With an Observation Period”), as applicable, of the index underlying the applicable ETF (the “ETF Underlying Index”) (or any Successor ETF Underlying Index, as defined below) multiplied by (ii) a fraction, (x) the numerator of which is the Closing Price of the ETF Shares on the last Scheduled Trading Day for such ETF Shares prior to the occurrence of such Termination Event on which a Closing Price was available (solely pursuant to clause (1) of the definition of “Closing Price”) and (y) the denominator of which is the Closing Level of the ETF Underlying Index (or any Successor ETF Underlying Index) on such last Scheduled Trading Day. The Calculation Agent will cause notice of the Termination Event and calculation of the Closing Price (or Trading Price, if applicable) as described above to be furnished to us and the trustee.

If the Closing Price (or Trading Price, if applicable) of any ETF Shares is determined by reference to the ETF Underlying Index as described above, and the ETF Underlying Index is (i) not calculated and announced by the publisher of the ETF Underlying Index but is calculated and announced by a successor publisher acceptable to the Calculation Agent or (ii) replaced by a successor index that the Calculation Agent determines, in its sole discretion, uses the same or a substantially similar formula for and method of calculation as used in the calculation of that ETF Underlying Index, in each case the Calculation Agent may deem that index (the “Successor ETF Underlying Index”) to be the applicable ETF Underlying Index and will calculate the Closing Level (or Intra-Day Level, if applicable) of that ETF Underlying Index by reference to the Closing Level (or Intra-Day Level, if applicable) of that Successor ETF Underlying Index. In such event, the Calculation Agent will make such adjustments, if any, to any level of the ETF Underlying Index that is used for purposes of the Notes as it determines are appropriate in the circumstances.

Upon any selection by the Calculation Agent of a Successor ETF Underlying Index, the Calculation Agent will cause notice to be furnished to us and the trustee.

If the Closing Price (or Trading Price, if applicable) of ETF Shares is determined by reference to the ETF Underlying Index as described above, and at any time the publisher of the ETF Underlying Index (i) announces that it will make a material change in the formula for or the method of calculating the ETF Underlying Index or in any other way materially modifies the ETF Underlying Index (other than a modification prescribed in that formula or method to maintain the ETF Underlying Index in the event of changes in constituent stock and capitalization and other routine events) or (ii) permanently cancels the ETF Underlying Index and no Successor ETF Underlying Index is chosen as described above, then the Calculation Agent will calculate the level of the ETF Underlying Index on each subsequent date of determination in accordance with the formula for and method of calculating the ETF Underlying Index last in effect prior to the change or cancellation, but using only those securities included in the ETF Underlying Index immediately prior to such change or cancellation. Such level, as calculated by the Calculation Agent, will be substituted for the relevant level of the ETF Underlying Index for all purposes. In such event, the Calculation Agent will make such adjustments, if any, to any level of the ETF Underlying Index that is used for purposes of the Notes as it determines are appropriate in the circumstances.

Notwithstanding these alternative arrangements, the delisting of any ETF Shares, the liquidation or termination of any applicable ETF or the discontinuance of the publication of any applicable ETF Underlying Index may adversely affect the value of the Notes.

Delisting of Company Shares

The following adjustments and provisions will apply to Notes linked to Shares that are Company Shares:

If any Company Shares to which the Notes are linked are delisted from their Exchange (other than in connection with a Reorganization Event) and not then or immediately thereafter listed on another U.S. national securities exchange (a “Delisting Event”), we will have the right, but not the obligation, to call the Notes for redemption on the third Business Day following the last Scheduled Trading Day for such Company Shares on which they are scheduled to trade on such Exchange; provided that, if public notice of such delisting is not provided at least five Business Days prior to such last Scheduled Trading Day, we may in our reasonable judgment specify a date later than such third Business Day as the date of redemption. If we elect to exercise such call right, we will provide to the trustee, and either we or the trustee (at our request) will provide to holders of the Notes (which shall be DTC for so long as the Notes are held in book-entry form), at least five Business Days’ notice of our election.

If we exercise this call right, we will redeem each Note for an amount in cash equal to the amount to be received on the Maturity Date, calculated as though the Last Valid Trading Day (as defined below) were the Valuation Date (or the final Valuation Date if there is more than one Valuation Date). For purposes of the immediately preceding sentence, if the applicable pricing supplement specifies that the Notes will pay a coupon, your final coupon payment will reflect the portion of the coupon that has accrued from and including the immediately preceding Coupon Payment Date on which a coupon payment was made (if required) (or the issue date, if there is no such Coupon Payment Date) to but excluding the date of redemption.

The “Last Valid Trading Day” means the last Scheduled Trading Day for the applicable Company Shares on which they are scheduled to trade on their Exchange; provided that, if the Closing Price of any Company Shares is not available pursuant to clause (1) or (2) of the definition of “Closing Price” or a Market Disruption Event occurs with respect to any Company Shares on such last Scheduled Trading Day, the Calculation Agent may, but is not required to, deem the Last Valid Trading Day with respect to the affected Company Shares to be the first Scheduled Trading Day for such Company Shares preceding such last Scheduled Trading Day on which such Closing Price was available pursuant to clause (1) or (2) of the definition of “Closing Price” and a Market Disruption Event did not occur with respect to such Company Shares.

If a Delisting Event occurs and we do not exercise our right to call the Notes pursuant to the immediately preceding paragraph, then the Calculation Agent may, but is not required to, select Successor Shares (as defined below) to be the applicable Company Shares in accordance with the following paragraphs prior to open of business on the first Scheduled Trading Day for such Company Shares on which those Company Shares are no longer listed or admitted to trading on their Exchange (the “Change Date”).

The “Successor Shares” with respect to any Company Shares will be shares (which may be ADSs) of an Eligible Company (as defined below) selected by the Calculation Agent in its sole discretion from among the shares of the Top Three Eligible Companies. The “Top Three Eligible Companies” are the three (or fewer, if the Calculation Agent cannot identify three) Eligible Companies whose shares are, in the Calculation Agent’s sole determination, the most comparable to the applicable original Company Shares, taking into account such factors as the Calculation Agent deems relevant (including, without limitation, market capitalization, dividend history, trading characteristics, liquidity and share price volatility), excluding (i) any shares that are subject to a trading restriction under the trading restriction policies of Citigroup Inc. or any of its affiliates that would materially limit our ability or the ability of any of our affiliates to hedge the Notes with respect to the shares and (ii) any other shares that the Calculation Agent determines, in its sole discretion, not to select as Successor Shares based on legal or regulatory considerations. An “Eligible Company” is a company that (x) is organized in, or the principal executive office of which is located in, the country in which the applicable original Underlying Share Issuer is organized or has its principal executive office, (y) has shares (which may include ADSs) that are listed or admitted to trading on the New York Stock Exchange or The NASDAQ Stock Market and (z) has the same Global Industry Classification Standard (“GICS”) sub-industry code as the applicable original Underlying Share Issuer; provided that, if the Calculation Agent determines that no shares of a company meeting the criteria set forth in clauses (x), (y) and (z) are sufficiently comparable to the original Company Shares to select as Successor Shares, the Calculation Agent may treat as an Eligible Company any company that meets the criteria set forth in clauses (x) and (y) and has the same GICS industry group code as the applicable original Underlying Share Issuer; provided further that, if the Calculation Agent determines that no shares of a company meeting the criteria set forth in the immediately preceding proviso are sufficiently comparable to the original Company Shares to select as Successor Shares, the Calculation Agent may treat as an Eligible Company any company that meets the criteria set forth in clauses (y) and (z). If no GICS sub-industry or industry group code has been assigned to any applicable company, the Calculation Agent may select a GICS sub-industry and industry group code, as applicable, for such company in its sole discretion. Notwithstanding the foregoing, if the applicable original Company Shares are ADSs, the Calculation Agent may select the ordinary shares represented by such ADSs (the “Original Ordinary Shares”) to be the Successor Shares regardless of the criteria that would otherwise apply in the selection of Successor Shares.

Upon the selection of any Successor Shares by the Calculation Agent, on and after the Change Date, references in this product supplement or the applicable pricing supplement to the applicable Company Shares will no longer be deemed to refer to the original Company Shares and will be deemed instead to refer to the applicable Successor Shares for all purposes, and references in this product supplement or the applicable pricing supplement to the Underlying Share Issuer of those Company Shares will be deemed to be to the issuer of such Successor Shares (or, in the case of Successor Shares that are ADSs, the issuer of the ordinary shares represented by such ADSs). Upon the selection of any Successor Shares by the Calculation Agent, on and after the Change Date, each applicable Relevant Price will be equal to the Relevant Price of the applicable original Company Shares immediately prior to the Change Date divided by a factor determined by the Calculation Agent in good faith, taking into account, among other things, the Closing Price of the applicable original Company Shares on the Last Valid Trading Day. In the case of Successor Shares that are the Original Ordinary Shares, such factor shall be the number of ordinary shares of the applicable Underlying Share Issuer represented by a single ADS as of the Last Valid Trading Day. Each Relevant Price for the Successor Shares as so determined will be subject to adjustment for certain corporate events related to the Successor Shares occurring on or after the Change Date in accordance with “—Dilution and Reorganization Adjustments.”

With respect to Successor Shares that are the Original Ordinary Shares, on and after the Change Date, the Closing Price (or Trading Price, if applicable) of such Successor Shares will be expressed in U.S. dollars by converting the Closing Price (or Trading Price, if applicable), if necessary, on any Valuation Date into U.S. dollars at the rate of the local currency of the applicable Company Shares relative to the U.S. dollar using the 12:00 noon buying rate in New York certified by the New York Federal Reserve Bank for customs purposes on the relevant date, or if this rate is unavailable, such rate as the Calculation Agent may determine.

The Calculation Agent will cause notice of the selection of Successor Shares and the calculation of each Relevant Price as described above for the Successor Shares to be furnished to us and the trustee.

Share-Linked Notes With an Observation Period

The applicable pricing supplement for certain Notes linked to Shares may specify that any payment on the Notes is contingent on the occurrence or non-occurrence of a specified event during a specified period of time consisting of two or more Scheduled Trading Days (an “Observation Period”). Such event may be referred to in the applicable pricing supplement as a knock-in event, a knock-out event, a fixing event or by another term. For purposes of this product supplement, we refer to any such event as a “Fixing Event.”  The following additional terms apply to Notes linked to Shares for which an Observation Period is applicable.

If the last day of the Observation Period is a Valuation Date, any postponement of such Valuation Date will not extend such Observation Period. For the avoidance of doubt, no day included in an Observation Period is a Valuation Date unless such day is specifically designated in the applicable pricing supplement as a Valuation Date.

The applicable pricing supplement will specify whether the Fixing Event is based on the Closing Price or the Trading Price of the applicable Shares. The “Trading Price” of any Shares (or any other security in the circumstances described under “—Dilution and Reorganization Adjustments” above) at any time on any date of determination will be:

(1) if the applicable security is listed or admitted to trading on a U.S. national securities exchange on that date of determination, the most recently reported sale price, regular way, of the principal trading session on that date on the Exchange for such security, or

(2) if such security is not listed or admitted to trading on a U.S. national securities exchange on that date of determination and the issuer of such security (which shall exclude ADSs, for the avoidance of doubt) is organized outside the United States, the most recently reported sale price, regular way, of the principal trading session on the Exchange for such security (converted into U.S. dollars as provided under “—Delisting of Company Shares” above), in each case as determined by the Calculation Agent. If no such price is available pursuant to clauses (1) or (2) above for more than, in the aggregate, two hours of trading of the principal trading session on the applicable Exchange or a Market Disruption Event occurs with respect to such security on a date of determination, the Calculation Agent may, in its sole discretion, determine one Trading Price for the applicable security for the period during which such price is unavailable or such Market Disruption Event is continuing, and such Trading Price will be (a) the arithmetic mean, as determined by the Calculation Agent, of the bid prices of the security obtained from as many dealers in such security (which may include Citigroup Global Markets or any of our other affiliates or subsidiaries), but not exceeding three such dealers, as will make such bid prices available to the Calculation Agent, or (b) if no bid prices are provided from any third party dealers, the Trading Price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. Solely for purposes of this paragraph, a Market Disruption Event will be deemed to occur with respect to the Shares if, in addition to any of the events described in the definition of “Market Disruption Event” above, any of the events described in clauses (1) through (4) of such definition (disregarding the time period specified in such clauses) occurs for more than two hours of trading during the principal trading session of the relevant Exchange or any Related Exchange, as applicable.

Coupon

The Notes will not pay a coupon unless the applicable pricing supplement specifically provides otherwise. If the applicable pricing supplement specifies that the Notes will pay a coupon, the Notes will pay a coupon at the per annum rate specified in the applicable pricing supplement, which may be a fixed rate or may be determined by reference to the performance of the Underlying Asset(s) or otherwise. If the applicable pricing supplement provides that the Notes will pay a coupon, holders of the Notes will receive the applicable coupon payment on the coupon payment dates specified in the applicable pricing supplement (each, a “Coupon Payment Date”). If the per annum rate varies over the term of the Notes based on the performance of the Underlying Asset(s) or otherwise, the per annum rate for each Coupon Payment Date will be determined in the manner and on the Valuation Date specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, each coupon payment will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed. Unless otherwise specified in the applicable pricing supplement, the coupon payable on the first Coupon Payment Date for an issuance of Notes will accrue from and including the issue date of such Notes to but excluding such first Coupon Payment Date, and the coupon payable on each succeeding Coupon Payment Date for an issuance of Notes will accrue from and including the immediately preceding Coupon Payment Date to but excluding such succeeding Coupon Payment Date.

Unless otherwise specified in the applicable pricing supplement, each coupon payment will be payable to the persons in whose names the Notes are registered at the close of business on the Business Day immediately preceding the applicable Coupon Payment Date (each a “Regular Record Date”), except that the final coupon payment will be payable to the persons who receive the payment at maturity. If any Coupon Payment Date is not a Business Day, the coupon payment to be made on that Coupon Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on that Coupon Payment Date, and no interest will accrue as a result of delayed payment. If any coupon payment on the Notes depends on the Closing Level or Closing Price of the Underlying Asset(s) on a Valuation Date and such Valuation Date is postponed as provided under “—Certain Additional Terms for Notes Linked to an Index—Consequences of a Market Disruption Event; Postponement of a Valuation Date” or “—Certain Additional Terms for Notes Linked to ETF Shares or Company Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” as applicable, and the relevant Coupon Payment Date is specified as a fixed date, such coupon payment will be made on the later of (i) the third Business Day after such Valuation Date (or the last such Valuation Date, if two or more consecutive Scheduled Trading Days are each scheduled Valuation Dates), as postponed and (ii) the Coupon Payment Date.

Automatic Call

If specified in the applicable pricing supplement, an automatic call feature will apply to the Notes in the circumstances and on the date(s) specified in the applicable pricing supplement. If an automatic call is triggered, the Notes will be redeemed for a cash payment that will be determined as set forth in the applicable pricing supplement. The minimum amount of such cash payment will be equal to the stated principal amount per Note. The Notes will not be subject to an automatic call feature unless the applicable pricing supplement so provides.

Call Right

If specified in the applicable pricing supplement, we will have the right to call the Notes, in whole or in part, on terms specified in the applicable pricing supplement. If applicable, the pricing supplement will specify the dates on which we may call the Notes, the price at which we may call the Notes and the circumstances in which we may call the Notes. If we elect to redeem the Notes, the minimum price payable to you will be equal to the stated principal amount per Note. If any date on which we elect to redeem the Notes falls on a day that is not a Business Day, the payment to be made upon redemption will be made on the next succeeding Business Day with the same force and effect as if made on the original date of redemption, and no interest will accrue as a result of delayed payment. We will not have the right to call the Notes unless the applicable pricing supplement so provides.

If we have the right to call the Notes, the provisions set forth under “Description of the Notes—Optional Redemption, Repayment and Repurchase” in the accompanying prospectus supplement will apply, subject to the terms set forth in the applicable pricing supplement.

Holders of the Notes will not have the right to require us to redeem the Notes prior to maturity, unless otherwise specified in the applicable pricing supplement.

No Redemption at the Option of the Holder; Defeasance

The Notes will not be subject to redemption at the option of any holder prior to maturity and will not be subject to the defeasance provisions described in the accompanying prospectus under “Description of Debt Securities—Defeasance.”

Events of Default and Acceleration

In case an event of default (as described in the accompanying prospectus) with respect to any issuance of Notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Notes will be determined by the Calculation Agent and will equal, for each Note, the amount to be received on the Maturity Date, calculated as though the date of acceleration were the Valuation Date (or the final Valuation Date if there is more than one Valuation Date). For purposes of the immediately preceding sentence, if the applicable pricing supplement specifies that the Notes will pay a coupon, your final coupon payment will reflect the portion of the coupon that has accrued from and including the immediately preceding Coupon Payment Date on which a coupon payment was made (if required) (or the issue date, if there is no such Coupon Payment Date) to but excluding the date of acceleration.

In case of default under the Notes, whether in the payment of a coupon or any other payment due under the Notes, no interest will accrue on such overdue payment either before or after the Maturity Date.

Paying Agent, Trustee and CUSIP

Citibank, N.A. will serve as paying agent and registrar for the Notes and will also hold the global notes representing each issuance of Notes as custodian for DTC. The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A. under an indenture dated as of June 1, 2005, will serve as trustee for the Notes.

The CUSIP number for each issuance of Notes will be set forth in the applicable pricing supplement.

UNITED STATES FEDERAL TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the Notes. It applies to you only if you purchase the Notes in the initial offering at their “issue price,” which is the first price at which a substantial amount of the Notes is sold to the public, and hold the Notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). It does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader in securities subject to a mark-to-market method of tax accounting with respect to the Notes;

•	a person holding a Note as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a Note;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds Notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding Notes or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of Notes.

We will not attempt to ascertain whether any issuer of any Shares, or shares that underlie an Index, to which the Notes relate (collectively, “Underlying Shares”) should be treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code or a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. If any issuer of the Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply to you, in the case of a USRPHC if you are a Non-U.S. Holder (as defined below), and in the case of a PFIC if you are a U.S. Holder (as defined below), upon the sale, exchange or other disposition of the Notes. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of the Underlying Shares and consult your tax adviser regarding the possible consequences to you if any issuer of Underlying Shares is or becomes a USRPHC or PFIC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this product supplement, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or foreign tax laws or the potential application of the Medicare Contribution tax. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the Notes), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

 Tax Treatment of the Notes

This discussion may be supplemented, modified or superseded by disclosure regarding U.S. federal tax consequences set out in an applicable pricing supplement, which you should read before making a decision to invest in the relevant Notes.

The Notes will be treated as debt instruments for U.S. federal income tax purposes. With respect to Notes with a term of longer than one year (calculated as described below), the applicable pricing supplement will specify whether we intend to treat these Notes as “Variable Rate Debt Instruments” or as “Contingent Payment Debt Instruments.”

Tax Consequences to U.S. Holders

You are a “U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of Notes that is:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any State therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Short-Term Notes

The following discussion applies only to Short-Term Notes, i.e., Notes with a term of one year or less (from but excluding the settlement date to and including the last possible date that the Notes could be outstanding pursuant to their terms). Generally, a Short-Term Note is treated as issued at a discount equal to the sum of all payments required on the Note minus its issue price.

If you are a cash-method U.S. Holder, you generally will not be required to recognize income with respect to a Short-Term Note prior to maturity, other than with respect to the receipt of interest payments, if any, or pursuant to a sale or exchange of the Note. If you are an accrual-method U.S. Holder (or a cash-method U.S. Holder who elects to accrue income on the Note currently), you will be subject to rules that generally require accrual of discount on Short-Term Notes on a straight-line basis, unless you elect a constant-yield method of accrual based on daily compounding. It is not clear whether or how any accrual should be determined prior to the relevant Valuation Date(s). You should consult your tax adviser regarding the amount and timing of any accruals on such Notes.

Upon a sale, exchange or retirement of a Short-Term Note, you will recognize gain or loss in an amount equal to any difference between the amount received and your tax basis in the Note. Your tax basis in the Note should equal the amount paid to acquire the Note increased, if you accrue income on the Notes currently, by any previously accrued but unpaid discount. The amount of any resulting loss generally will be treated as a short-term capital loss, the deductibility of which is subject to limitations. The excess of the amount received at maturity over your tax basis in the Note generally should be treated as ordinary income. If you sell a Short-Term Note providing for a contingent return at maturity prior to the time the contingent return has been fixed, it is not clear whether the gain you recognize should be treated as ordinary income, capital gain, or a combination of ordinary income and capital gain. You should consult your tax adviser regarding the treatment of Short-Term Notes providing for contingent payments.

If you are a cash-method U.S. Holder, unless you make the election to accrue income currently on a Short-Term Note, you will generally be required to defer deductions for interest paid on indebtedness incurred to purchase or carry the Note in an amount not exceeding the accrued discount that you have not included in income. As discussed above, it is unclear how accrual of discount should be determined prior to the relevant Valuation Date(s). If you make the election, that election will apply to all Short-Term Notes acquired by you on or after the first day of the first taxable year to which that election applies. You should consult your tax adviser regarding these rules.

Notes Treated as Variable Rate Debt Instruments

The following discussion applies only to Notes that are properly treated as variable rate debt instruments for U.S. federal income tax purposes (“VRDIs”) and that provide for stated interest at a single variable rate. The treatment of other VRDIs will be addressed in the applicable pricing supplement.

Stated interest on a VRDI will be treated as “qualified stated interest” (“QSI”) and will be taxable to you as ordinary interest income at the time it accrues or received, in accordance with your method of tax accounting. If the stated principal amount of a VRDI exceeds its “issue price” by at least a specified de minimis amount, this excess will be treated as “original issue discount” (“OID”) that you must include in income as it accrues in accordance with a constant-yield method based on compounding of interest before the receipt of cash payments attributable to this income.

Upon the sale or other taxable disposition of a VRDI, you generally will recognize capital gain or loss equal to the difference between the amount realized (other than amounts attributable to accrued QSI, which will be treated as described above) and your tax basis in the VRDI. Your tax basis in a VRDI will equal the amount you paid to purchase the VRDI, increased by the amounts of OID (if any) you previously included in income with respect to the VRDI and reduced by any payments other than QSI you received. Such gain or loss generally will be long-term capital gain or loss if you held the VRDI for more than one year at the time of disposition. The deductibility of capital losses is subject to certain limitations.

Notes Treated as Contingent Payment Debt Instruments

The following discussion applies only to Notes that are properly treated as contingent payment debt instruments for U.S. federal income tax purposes (“CPDIs”).

We are required to determine a “comparable yield” for each issuance of CPDIs. The “comparable yield” is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the CPDIs, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the CPDIs. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the CPDIs representing a payment or a series of payments the amount and timing of which would produce a yield to maturity on the CPDIs equal to the comparable yield.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amounts that we will pay on the CPDIs.

For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments in respect of the CPDIs, unless you timely disclose and justify the use of other estimates to the IRS. Regardless of your accounting method for U.S. federal income tax purposes, you will be required to accrue as interest income OID on the CPDIs at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected payments on the CPDIs during the year (as described below).

You will be required for U.S. federal income tax purposes to accrue an amount of OID, for each accrual period prior to and including the maturity (or earlier sale, exchange or retirement) of a CPDI, that equals the product of (i) the “adjusted issue price” of the CPDI (as defined below) as of the beginning of the accrual period, (ii) the comparable yield of the CPDI, adjusted for the length of the accrual period and (iii) the number of days during the accrual period that you held the CPDI divided by the number of days in the accrual period. For U.S. federal income tax purposes, the adjusted issue price of a CPDI is its issue price increased by any interest income you have previously accrued (determined without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any payments previously made on the CPDI.

In addition to interest accrued based upon the comparable yield as described above, you will be required to recognize interest income equal to the amount of any net positive adjustment (i.e., the excess of actual payments over projected payments) in respect of a CPDI for a taxable year. A net negative adjustment (i.e., the excess of projected payments over actual payments) in respect of a CPDI for a taxable year:

•	will first reduce the amount of interest in respect of the CPDI that you would otherwise be required to include in income in the taxable year; and

•
to the extent of any excess, will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the CPDI exceeds the total amount of the net negative adjustments treated as ordinary loss on the CPDI in prior taxable years.

A net negative adjustment is not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above may be carried forward to offset future interest income in respect of the CPDI or to reduce the amount realized on a sale, exchange or retirement of the CPDI.

Upon a sale or exchange of a CPDI, you generally will recognize taxable income or loss equal to the difference between the amount received from the sale or exchange and your tax basis in the CPDI. Your tax basis in the CPDI will equal the cost thereof, increased by any interest income you have previously accrued (determined without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any payments previously made on the CPDI. At maturity, you will be treated as receiving the projected amount for that date (reduced by any carryforward of a net negative adjustment), and any difference between the amount actually received and that projected amount will be treated as a positive or negative adjustment governed by the rules described above. You generally must treat any income as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss. These losses are not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. The deductibility of capital losses, however, is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS. You should consult your tax adviser regarding this reporting obligation.

Special rules may apply if all the remaining payments on a CPDI become fixed substantially contemporaneously. For this purpose, payments will be treated as fixed if the remaining contingencies with respect to them are remote or incidental. Under these rules, you would be required to account for the difference between the originally projected payments and the fixed payments in a reasonable manner over the period to which the difference relates. In addition, you would be required to make adjustments to, among other things, your accrual periods and your tax basis in the CPDI. The character of any gain or loss on a sale or exchange of your CPDI also might be affected. If one or more (but not all) contingent payments on a CPDI became fixed more than six months prior to the relevant payment date(s), you would be required to account for the difference between the originally projected payment(s) and the fixed payment(s) on a present value basis. You should consult your tax adviser regarding the application of these rules.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. You are a “Non-U.S. Holder” if you are a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a “Non-U.S. Holder” if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition and not otherwise a resident of the United States for U.S. federal income tax purposes or (ii) a former citizen or resident of the United States and certain conditions apply. If you are such a holder, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Notes, including the issues discussed below, in light of your circumstances.

Subject to the discussion below regarding “FATCA” and Section 871(m), you generally will not be subject to U.S. federal withholding or income tax in respect of amounts paid to you on a Note or received on the sale or exchange of a Note, provided that: (i) income or gain in respect of the Note is not effectively connected with your conduct of a trade or business in the United States, and (ii) you provide an appropriate IRS Form W-8 certifying under penalties of perjury that you are not a United States person.

If you are engaged in a U.S. trade or business, and if income or gain from the Notes is effectively connected with your conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by you), you generally will be subject to regular U.S. federal income tax with respect to that income or gain in the same manner as if you were a U.S. Holder. If you are such a holder and you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax.

FATCA Legislation

Legislation enacted in 2010 commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain foreign entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied. Pursuant to recently published proposed Treasury regulations, this legislation will apply to certain financial instruments issued after December 31, 2012. Furthermore, under certain transition rules, this legislation will apply to payments of interest and dividends (including payments to which Section 871(m) of the Code, as discussed below, applies) made after December 31, 2013 and to payments of gross proceeds of the sales of certain financial instruments made after December 31, 2014. If withholding applies to the Notes, we will not be required to pay any additional amounts with respect to amounts withheld.

Possible Application of Section 871(m) of the Code

If a payment with respect to the Notes is contingent on or determined by reference to a dividend from sources within the United States, it is possible, under recently proposed Treasury regulations, that Section 871(m) of the Code could apply to the Notes. While significant aspects of the application of these regulations to the Notes are uncertain, we or other paying agents may withhold (at a rate of 30%, subject to reduction under an applicable income tax treaty) on any payment with respect to the Notes to the extent such payment is treated as contingent upon or determined by reference to a dividend from sources within the United States under these rules. If withholding applies to the Notes, we will not be required to pay any additional amounts with respect to amounts withheld.

U.S. Federal Estate Tax

If you are an individual Non-U.S. Holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty benefit, a Note that is treated as a debt obligation for U.S. federal estate tax purposes generally will be treated as U.S. situs property subject to U.S. federal estate tax if payments on the Note, if received by the decedent at the time of death, would have been subject to U.S. federal withholding or income tax (even if the IRS Form W-8 certification requirement described above were satisfied, and not taking into account the elimination of such U.S. federal withholding tax due to the application of an income tax treaty). If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the Notes.

Information Reporting and Backup Withholding

Amounts paid on the Notes, and the proceeds of a sale, exchange or other disposition of the Notes, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a Non-U.S. Holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

PLAN OF DISTRIBUTION; CONFLICTS OF INTEREST

The terms and conditions set forth in the Amended and Restated Global Selling Agency Agreement dated August 26, 2011 among Citigroup Funding, Citigroup Inc. and the agents named therein, including Citigroup Global Markets, govern the sale and purchase of the Notes.

The Notes will not be listed on a securities exchange, unless otherwise specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, Citigroup Global Markets, an affiliate of Citigroup Funding, will be the underwriter of the sale of the Notes and will purchase the Notes as principal from Citigroup Funding at the public offering price less an underwriting discount specified in the applicable pricing supplement. Citigroup Global Markets may offer the Notes directly to the public at the public offering price specified in the applicable pricing supplement. Citigroup Global Markets may also offer the Notes to selected dealers, which may include dealers affiliated with Citigroup Funding, at the public offering price less a selling concession specified in the applicable pricing supplement.

A portion of the net proceeds from the sale of the Notes will be used to hedge Citigroup Funding’s obligations under the Notes. Citigroup Funding may hedge its obligations under the Notes through an affiliate of Citigroup Funding and Citigroup Global Markets or through unaffiliated counterparties, and such counterparties may profit from such expected hedging activity even if the value of the Notes declines. This hedging activity could affect the level or price of the Underlying Asset(s) and, therefore, the value of and your return on the Notes. You should refer to the section “Risk Factors Relating to the Notes—The level or price of the underlying asset(s) may be affected by our or our affiliates’ hedging and other trading activities” in this product supplement, “Risk Factors—Citigroup Funding’s Hedging Activity Could Result in a Conflict of Interest” in the accompanying prospectus supplement and the section “Use of Proceeds and Hedging” in the accompanying prospectus.

Citigroup Global Markets is an affiliate of Citigroup Funding. Accordingly, each offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the Notes, either directly or indirectly, without the prior written consent of the client.

Citigroup Funding and Citigroup Inc. have agreed to indemnify Citigroup Global Markets against liabilities relating to material misstatements and omissions with respect to the Notes, or to contribute to payments that Citigroup Global Markets may be required to make relating to these liabilities. Citigroup Funding and Citigroup Inc. will reimburse Citigroup Global Markets for customary legal and other expenses incurred by Citigroup Global Markets in connection with the offer and sale of the Notes.

Certain Selling Restrictions

Brazil

The Notes have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission) and may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Mexico

Pursuant to the Mexican Securities Market Law, the Notes have not been, and will not be, registered with the Mexican National Registry of Securities and may not be offered or sold publicly in the United Mexican States.

Uruguay

If any Notes are sold in Uruguay, the Notes will be placed relying on a private placement (“oferta privada”) pursuant to section 2 of law 16,749. The Notes are not and will not be registered with the Central Bank of Uruguay to be publicly offered in Uruguay. The Notes do not qualify as an investment fund regulated by Uruguayan law 16,774, as amended.

Peru

The information contained in this product supplement, any applicable underlying supplement, the accompanying prospectus supplement and prospectus and any applicable pricing supplement has not been reviewed by the Comisión Nacional Supervisora de Empresas y Valores (Peru's National Corporations and Securities Supervisory Commission or CONASEV). Neither the Regulations for Initial Offers and Sale of Securities (CONASEV Resolution 141-98-EF/94.10) nor the obligations regarding the information applicable to securities registered with the Registro Público del Mercado de Valores (Peruvian Stock Market Public Registry) apply to any Notes offered in Peru.

Bolivia

The offshore Notes are not governed by Bolivian legislation nor are they registered with or regulated by the Bolivian regulatory authorities.

Hong Kong

WARNING TO INVESTORS IN HONG KONG ONLY: The contents of this product supplement, any applicable underlying supplement, the accompanying prospectus supplement and prospectus and any applicable pricing supplement have not been reviewed by any regulatory authority in Hong Kong. Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this product supplement, any applicable underlying supplement, the accompanying prospectus supplement and prospectus or any applicable pricing supplement, they should obtain independent professional advice.

This offer is not being made in Hong Kong, by means of any document, other than (1) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent); (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO.

There is no advertisement, invitation or document relating to the Notes which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to the persons or in the circumstances described in the preceding paragraph.

Singapore

WARNING TO INVESTORS IN SINGAPORE ONLY: This product supplement has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of the Singapore Statutes (the Securities and Futures Act). Accordingly, neither this product supplement nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than in circumstances where the registration of a prospectus is not required and thus only (1) to an institutional investor or other person falling within section 274 of the Securities and Futures Act, (2) to a relevant person (as defined in section 275 of the Securities and Futures Act) or to any person pursuant to section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in section 275 of that Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. No person receiving a copy of this product supplement, the accompanying prospectus supplement and prospectus, any relevant underlying supplement or any applicable pricing supplement may treat the same as constituting any invitation to him/her, unless in the relevant territory such an invitation could be lawfully made to him/her without compliance with any registration or other legal requirements or where such registration or other legal requirements have been complied with. Each of the following relevant persons specified in Section 275 of the Securities and Futures Act who has subscribed for or purchased the Notes, namely a person who is:

(a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

(b) a trust (other than a trust the trustee of which is an accredited investor) whose sole purpose is to hold investments and of which each beneficiary is an individual who is an accredited investor,

should note that securities of that corporation or the beneficiaries’ rights and interest in that trust may not be transferred for 6 months after that corporation or that trust has acquired the Notes under Section 275 of the Securities and Futures Act pursuant to an offer made in reliance on an exemption under Section 275 of the Securities and Futures Act unless (i) the transfer is made only to institutional investors, or relevant persons as defined in Section 275(2) of that Act, or arises from an offer referred to in Section 275(1A) of that Act (in the case of a corporation) or in accordance with Section 276(4)(i)(B) of that Act (in the case of a trust); (ii) no consideration is or will be given for the transfer; or (iii) the transfer is by operation of law.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the Notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the Notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the Notes and related lending transactions, provided that neither the issuer of the Notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the Notes.

Accordingly, the Notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption or there is some other basis on which the purchase and holding of the Notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the Notes or any interest therein will be deemed to have represented by its purchase or holding of the Notes that (a) it is not a Plan and its purchase and holding of the Notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the Notes shall be required to represent (and deemed to have represented by its purchase of the Notes) that such purchase and holding is not prohibited under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the Notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

Each purchaser and holder of the Notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any Notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Notes if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets or Morgan Stanley Smith Barney LLC or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of Notes by the account, plan or annuity.

Citigroup Funding Inc.
Medium-Term Notes, Series D

Notes Linked to an Equity Index or Shares of an ETF or a Company

Any Payments Due from
Citigroup Funding Inc.
Fully and Unconditionally Guaranteed
by Citigroup Inc.

Product Supplement No. EA-03-01
September 14, 2012

(Including Prospectus Supplement Dated May 12, 2011
and Prospectus Dated May 12, 2011)

Citi